SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to § 240.14a-12
Cytokinetics, Incorporated

(Name of Registrant as Specified In Its Charter)

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Cytokinetics, Incorporated

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2010

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cytokinetics, Incorporated (the “Company”), a Delaware corporation, will be held on Thursday, May 20, 2010, at 10:00 a.m. local time, at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, CA 94080, for the following purposes:

1. To elect Stephen Dow, John T. Henderson and Michael Schmertzler as Class III Directors, each to serve for a three-year term and until their successors are duly elected and qualified (Proposal One);

2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm to the Company for the fiscal year ending December 31, 2010 (Proposal Two);

3. To approve an amendment to the 2004 Equity Incentive Plan, as amended, to increase the number of authorized shares reserved for issuance thereunder by 2,300,000 (Proposal Three); and

4. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 26, 2010 are entitled to notice of and to vote at the meeting.

Sincerely,

Sharon A. Barbari
Corporate Secretary

South San Francisco, California
March 31, 2010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT
CYTOKINETICS, INCORPORATED
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE
PROPOSAL TWO
PROPOSAL THREE
FORWARD-LOOKING STATEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Compensation and Talent Committee Report
Compensation Committee Interlocks and Insider Participation
Summary Compensation Table
Grants of Plan Based Awards in 2009
Outstanding Equity Awards at December 31, 2009
Option Exercises in 2009
Potential Payments Upon Termination or Change of Control
Director Summary Compensation Table for 2009
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER MATTERS

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 7, 2010. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	BY INTERNET OR TELEPHONE

•	ATTEND THE COMPANY’S 2010 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be Held on May 20, 2010

This Proxy Statement, Notice of Annual Meeting and Form of Proxy Card, and the 2009 Annual Report to Stockholders, are available at www.cytokinetics.com/proxy. You may obtain directions to the Annual Meeting of Stockholders by directing a request to:

Investor Relations
Cytokinetics, Incorporated
280 East Grand Avenue
South San Francisco, California 94080
email: investor@cytokinetics.com
Telephone: 650-624-3000.

CYTOKINETICS, INCORPORATED
280 East Grand Avenue
South San Francisco, California 94080

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
May 20, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Cytokinetics, Incorporated (the “Company”) is soliciting proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, CA 94080, on Thursday, May 20, 2010, at 10:00 a.m. local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 624-3000.

The Company’s Annual Report and its Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2009, are being provided together with these proxy solicitation materials to all stockholders entitled to vote. This proxy statement, the accompanying proxy card, the Company’s Annual Report and its Annual Report on Form 10-K will first be mailed on or about April 7, 2010 to all stockholders entitled to vote at the meeting.

THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO CYTOKINETICS, INCORPORATED, 280 EAST GRAND AVENUE, SOUTH SAN FRANCISCO, CALIFORNIA, 94080, ATTN: INVESTOR RELATIONS, ANNUAL STOCKHOLDER MEETING.

Record Date and Share Ownership

Stockholders of record at the close of business on March 26, 2010 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the “Common Stock”), and one series of undesignated Preferred Stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 170,000,000 shares of Common Stock were authorized and 62,464,802 shares were issued and outstanding. As of the Record Date, 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (i) issuing a later proxy, (ii) delivering to the Company at its principal offices (Attention: Corporate Secretary) a written notice of revocation, or (iii) attending the Annual Meeting and voting in person.

Voting

On all matters, each share has one vote. See “Proposal One — Election of Three Class III Directors — Vote Required.”

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Voting Via the Internet or by Telephone

Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to http://www.proxyvoting.com/cytk to grant a proxy to vote their shares by means of the Internet. They will be required to provide the Company’s number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-866-540-5760 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions that offers the means to grant proxies to vote shares via telephone and the Internet. If your shares are held in an account with a broker or bank participating in the Broadridge Financial Solutions program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at Broadridge Financial Solutions’ web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on May 19, 2010. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who is expected to be a representative from BNY Mellon Shareowner Services, the Company’s Transfer Agent and Registrar. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum. However, such shares will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, or if instructions are properly carried out for Internet or telephone voting, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the stockholder’s instructions. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for directors set forth herein; (ii) for the ratification of PricewaterhouseCoopers LLP; (iii) for approval of the amendment to the 2004 Equity Incentive Plan, as amended; and (iv) upon such other business as may properly come before the Annual Meeting or any adjournment thereof, but will not be voted in the election of directors other than as provided in (i) above.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), then those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Broker non-votes with respect to proposals set forth in this proxy statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite number of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2011 Annual Meeting of Stockholders must be received by the Company no later than December 1, 2010. A copy of the relevant bylaws provisions relating to stockholder proposals is available upon written request to Cytokinetics, Incorporated, 280 East Grand Avenue, South San Francisco, California 94080, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF THREE CLASS III DIRECTORS

Nominees

The Company’s Board of Directors currently has eight members. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•	Class I consists of L. Patrick Gage and A. Grant Heidrich, who will serve until the 2011 Annual Meeting of Stockholders;

•	Class II consists of Robert I. Blum, Denise M. Gilbert and James A. Spudich, who will serve until the 2012 Annual Meeting of Stockholders; and

•	Class III consists of Stephen Dow, John T. Henderson and Michael Schmertzler, who will serve until the 2010 Annual Meeting of Stockholders and stand for re-election as Class III Directors at such meeting.

At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third Annual Meeting of Stockholders following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s three nominees named below, who are currently directors of the Company. The nominees have consented to be named as nominees in the proxy statement and to continue to serve as directors if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The nominees for the Class III Directors are as follows:

•	Stephen Dow

•	John T. Henderson

•	Michael Schmertzler

Biographical information for each Class III Director can be found below in the Board of Directors section. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a Class III Director will continue until the Company’s 2013 Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

Vote Required

Directors will be elected by a plurality vote of the shares of Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS I AND II DIRECTORS RECOMMEND THAT
STOCKHOLDERS VOTE FOR THE CLASS III NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2010

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the Company’s financial statements for the fiscal year ending December 31, 2010, and recommends that the stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding the selection or ratification, the Audit Committee, in its discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in the Company’s best interest.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION BY THE AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM TO THE COMPANY
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Principal Accountant Fees and Services

Fees incurred for professional services provided by our independent registered public accounting firm in each of the last two fiscal years were:

	Years Ended
	December 31,
	2009	2008

Audit Fees	$652,851	$468,038
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	1,500	1,500

	$654,351	$469,538

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the years ended December 31, 2009 and 2008.

Audit fees include fees associated with the annual audit of our financial statements, the interim review of our financial statements included in quarterly reports on Form 10-Q, fees associated with Sarbanes-Oxley compliance, audit services provided in connection with private placements of Common Stock, issuance of consents relating to registration statement filings with the SEC and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

Other fees in 2009 and 2008 include the cost of our subscription to an accounting research tool provided by PricewaterhouseCoopers LLP.

All audit services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. The pre-approval of non-audit services to be provided by PricewaterhouseCoopers LLP includes making a determination that the provision of the services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as our independent registered public accounting firm. All services for audit and other fees set forth in the table above were pre-approved by the Audit Committee.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO
THE 2004 EQUITY INCENTIVE PLAN, AS AMENDED

The 2004 Equity Incentive Plan, as amended (the “2004 Equity Plan”), was originally adopted by the Board of Directors in January 2004 and approved by the stockholders in February 2004. A total of 1,600,000 split-adjusted shares of Common Stock were initially authorized for issuance thereunder. The authorized amount was thereafter increased pursuant to: i) the evergreen provisions of the 2004 Equity Plan, through May 2008; ii) by shares returned to the Company’s 1997 Stock Option/Stock Issuance Plan (the “1997 Plan”) that were rolled into the 2004 Equity Plan pursuant to the terms of the 2004 Equity Plan; iii) by 2,000,000 shares as of May 22, 2008 as approved by the stockholders; and iv) by 2,000,000 shares as of May 21, 2009 as approved by the stockholders. As of February 28, 2010, a total of 10,435,948 shares are authorized for issuance under the 2004 Equity Plan, which may be increased by the number of shares, if any, returned on or after February 28, 2010 to the 1997 Plan as a result of termination of options or repurchase of shares issued under such plan, up to a maximum of 644,066 additional shares.

The Board of Directors is now requesting that the stockholders approve an amendment to the 2004 Equity Plan to increase the number of authorized shares reserved for issuance under the 2004 Equity Plan by an aggregate of 2,300,000 shares. The Board of Directors has approved the increase to the authorized share reserve, subject to approval from the stockholders at the Annual Meeting. Approval of the amendment to the 2004 Equity Plan requires the affirmative vote of the holders of a majority of the shares of our Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Proposed Amendment to Be Made to the 2004 Equity Plan

The following is a summary of the proposed amendment to the 2004 Equity Plan. This summary is qualified in its entirety by reference to the actual text of the proposed revision of the 2004 Equity Plan, set forth as Appendix A.

•	The stockholders are being asked to approve an increase to the number of authorized shares of the Company’s Common Stock reserved for issuance under the 2004 Equity Plan by 2,300,000 shares, from 10,435,948 shares as of February 28, 2010 to 12,735,948 shares.

The Board of Directors believes that the approval of the amendment to the 2004 Equity Plan is essential to the Company’s continued success. In particular, the Board of Directors believes that the Company’s employees are its most valuable assets and that the awards permitted under the 2004 Equity Plan are vital to its ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which it operates. Such awards also are crucial to the Company’s ability to motivate its employees to achieve the Company’s goals. The proposed increase in the number of shares authorized for issuance under the 2004 Equity Plan is intended to provide sufficient shares to fund anticipated equity awards at least until the 2011 annual stockholders meeting.

Vote Required

The approval of the 2004 Equity Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends voting “FOR” approval of the amendment to the 2004 Equity Plan and the number of authorized shares reserved for issuance thereunder.

Summary of the 2004 Equity Plan, As Amended

The following is a summary of the principal features of the 2004 Equity Plan, as amended by the Board of Directors and subject to stockholder approval as described in this Proposal 3. The summary is qualified in its entirety by reference to the 2004 Equity Plan itself set forth in Appendix A.

The 2004 Equity Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) restricted stock, (iii) stock appreciation rights, and (iv) performance units and performance shares. Each of these is referred to as an “Award.” Those who will be eligible for Awards under the 2004 Equity Plan are members of the Board of Directors and employees and consultants who provide services to the Company and its parent or subsidiaries. As of February 28, 2010, approximately 120 of our employees, directors and consultants are eligible to participate in the 2004 Equity Plan.

Number of Shares of Common Stock Available Under the 2004 Equity Plan.  The maximum aggregate number of shares that may be awarded and sold under the 2004 Equity Plan, after giving effect to the proposed amendment, is 12,735,948 shares, which may be increased by the number of shares, if any, returned on or after February 28, 2010 to the 1997 Plan as a result of termination of options or repurchase of shares issued under such plan, up to a maximum of 644,066 additional shares.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as two shares for every one share subject to such an Award.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2004 Equity Plan. Upon exercise of a stock appreciation rights settled in shares, the gross number of shares covered by the portion of the stock appreciation right will cease to be available under the 2004 Equity Plan. If the exercise price of an option is paid by tender to the Company, or by attestation to the ownership of shares owned by the participant, the number of shares available for issuance under the 2004 Equity Plan will be reduced by the gross number of shares for which the option is exercised. Shares that have actually been issued under the 2004 Equity Plan under any Award will not be returned to the 2004 Equity Plan and will not become available for future distribution under the 2004 Equity Plan; provided, however, that if shares of restricted stock, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the 2004 Equity Plan as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the 2004 Equity Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the 2004 Equity Plan.

If the Company declares a stock dividend or engages in a reorganization or other change in our capital structure, including a merger, the Administrator (as defined below) will adjust the (i) number and class of shares available for issuance under the 2004 Equity Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the 2004 Equity Plan.  The Board of Directors, or the Compensation and Talent Committee of the Board of Directors, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board of Directors (referred to as the “Administrator”), will administer the 2004 Equity Plan. To make grants to certain of the Company’s officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), so that the Company can receive a federal tax deduction for certain compensation paid under the 2004 Equity Plan.

Subject to the terms of the 2004 Equity Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the 2004 Equity Plan), to interpret the provisions of the 2004 Equity Plan and outstanding Awards, and to allow participants to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the minimum amount required to be withheld.

The Administrator may, with stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, Awards of a different type, or cash; (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator; and/or (iii) the exercise price of an outstanding Award could be reduced. However, subject to the mandatory anti-dilution adjustments section of the 2004 Equity Plan, the Administrator cannot amend the terms of any Award to reduce the exercise price of such outstanding Award or cancel an outstanding Award in exchange for cash or other Awards with an exercise price that is less than the exercise price of the original Award, without stockholder approval.

Options.  The Administrator may grant nonstatutory stock options and incentive stock options under the 2004 Equity Plan. The Administrator determines the number of shares subject to each option, although the 2004 Equity Plan provides that a participant may not receive options for more than 1,500,000 shares in any fiscal year, except in connection with his or her initial employment with the Company, in which case he or she may be granted an option covering up to a maximum of 3,000,000 shares.

The Administrator determines the exercise price of options granted under the 2004 Equity Plan, provided the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the Common Stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability.

Restricted Stock.  Awards of restricted stock are rights to acquire or purchase shares of our Common Stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 1,000,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 1,000,000 shares of restricted stock in connection with his or her initial employment with the Company.

Stock Appreciation Rights.  The Administrator will be able to grant stock appreciation rights (“SARs”), which are the rights to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, shares of Common Stock or a combination thereof. The Administrator, subject to the terms of the 2004 Equity Plan, will have complete discretion to determine the terms and conditions of SARs granted under the 2004 Equity Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of an SAR may not exceed ten years. No participant will be granted SARs covering more than 1,500,000 shares during any fiscal year, except that a participant may be granted SARs covering up to an additional 1,500,000 shares in connection with his or her initial employment with the Company.

The Administrator may grant “affiliated” SARs, “freestanding” SARs, “tandem” SARs or any combination thereof. An “affiliated SAR” is an SAR that is granted in connection with a related option and which automatically will be deemed to be exercised at the same time that the related option is exercised. However, an affiliated SAR will not require a reduction in the number of shares subject to the related option. A “freestanding” SAR is one that is granted independent of any options. A “tandem” SAR is a SAR granted in connection with an option that entitles the participant to exercise the SAR by surrendering to the Company an equivalent portion of the unexercised related option. A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable. With respect to a tandem SAR granted in connection with an incentive stock option, the tandem SAR will expire no later than the expiration of the underlying incentive stock option, the value of the payout with respect to the tandem SAR will be for no more than 100% of the difference between the exercise price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem SAR is exercised, and the tandem SAR will be exercisable only when the fair market value of the shares subject to the incentive stock option exceeds the exercise price of the incentive stock option.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her SAR for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested SARs for the same period of time as applies to stock options.

Performance Units and Performance Shares.  The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the Administrator’s sole discretion, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 1,000,000 performance shares and no participant will receive performance units having an initial value greater than $4,000,000, except that a participant may be granted up to an additional 1,000,000 performance shares in connection with his or her initial employment with the Company. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our Common Stock on the grant date.

Performance Goals.  Awards under the 2004 Equity Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: cash position, clinical progression, collaboration arrangement, collaboration progression, earnings per share, financing event, net income, operating cash flow, operating expenses, operating income, product approval, product revenues, profit after tax, projects in development, regulatory filings, return on assets, return on equity, revenue growth, and total stockholder return. The performance goals may differ from participant to participant and from Award to Award, may be used alone or in combination, may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.

Transferability of Awards.  Awards granted under the 2004 Equity Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant. The Administrator may only make an Award transferable to one or more of the following: (i) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents, siblings or any “Family Member” (as defined pursuant to Rule 701 of the Securities Act of 1933, as amended) of the participant; (ii) a trust for the benefit of one or more of the participant or the persons referred to in clause (i); (iii) a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or stockholders; or (iv) charitable donations.

Change in Control.  In the event of a change in control of the Company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Award, then: (i) the participant will fully vest in, and have the right to exercise, all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable; (ii) all restrictions on restricted stock will lapse; and, (iii) with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to Awards granted to an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant not at the request of the successor, then: (i) the participant will fully vest in, and have the right to exercise, his or her options and/or stock appreciation rights as to all of the shares subject to the Award, including shares as to which such Awards would not otherwise be vested or exercisable; (ii) all restrictions on restricted stock shall lapse; and, (iii) with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Amendment and Termination of the 2004 Equity Plan.  The Administrator will have the authority to amend, alter, suspend or terminate the 2004 Equity Plan, except that stockholder approval will be required for any amendment to the 2004 Equity Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2004 Equity Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator, which agreement must be in writing and signed by the participant and the Company. The 2004 Equity Plan will terminate in January 2014 unless the Board of Directors terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the 2004 Equity Plan is in the Administrator’s discretion and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under the 2004 Equity Plan during the last fiscal year, (b) the average per share exercise price of such options, (c) the aggregate number of shares issued during the last fiscal year pursuant to awards of stock options granted under the 2004 Equity Plan, and (d) the total dollar value of such issued shares, calculated as the difference between the fair market value of the Common Stock on the stock option exercise date, and the exercise price.

		Average
	Number of	per Share	Number of
	Options	Exercise Price of	Options	Dollar Value of
Name of Individual or Group	Granted	Options Granted	Exercised	Options Exercised

All executive officers, as a group	900,000	$1.85	90,000	$81,547
All directors who are not executive officers, as a group	258,542	$2.26	316,646	$743,713
All employees who are not executive officers, as a group	634,208	$1.86	85,357	$143,409

No restricted stock shares were awarded under the 2004 Equity Plan during the last fiscal year.

As of February 28, 2010, a total of 8,395,047 shares were subject to outstanding stock options awarded under the 2004 Equity Plan and the 1997 Plan. As of such date, these stock option awards had a weighted average exercise price of $4.34 per share and a weighted average remaining term of 7.4 years. No stock option awards were granted under the 2004 Equity Plan or 1997 Plan in which the exercise price for the underlying shares was less than the fair market value of such shares on the date of grant. As of February 28, 2010, a total of 187,560 shares of unvested restricted stock were outstanding. As of February 28, 2010, there were 2,684,967 shares available for grant under the 2004 Equity Plan, which may be increased by the number of shares, if any, returned on or after February 28, 2010 to the 1997 Plan as a result of termination of options or repurchase of shares issued under such plan, up to a maximum of 644,066 additional shares.

Federal Tax Aspects

The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2004 Equity Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.  No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”), however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such Awards and may be subject to an additional 20% federal income tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

Incentive Stock Options.  No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Performance Units and Performance Shares.  A participant generally will not have taxable income at the time an Award of restricted stock, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Section 409A.  Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. Awards granted under the 2004 Equity Plan with a deferral feature will be subject to the requirements of Section 409A, including discount stock options and stock appreciation rights discussed above. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a penalty tax (for instance, California imposes a 20% penalty tax in addition to the 20% federal penalty tax). The Internal Revenue Service has not issued complete and final guidance under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the 2004 Equity Plan) are not entirely clear. We strongly encourage recipients of such Awards to consult their tax, financial or other advisor regarding the tax treatment of such Awards.

Tax Effect for the Company; Section 162(m).  The Company generally will be entitled to a tax deduction in connection with an Award under the 2004 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer (i.e., its principal executive officer) and to each of its three most highly compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer). Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2004 Equity Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2004 Equity Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2004 EQUITY PLAN

FORWARD-LOOKING STATEMENTS

This proxy statement, including the section entitled “Compensation Discussion and Analysis” set forth below, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “likely,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “assume,” “intend,” “plan,” and other similar words or phrases, as well as statements in the future tense. Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include statements relating to compensation plans, strategies, objectives and the Company’s anticipated financial and operational performance. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those set forth in the risk factors in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2010, certain information with respect to the beneficial ownership of Common Stock by:

•	any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities,

•	each director and each nominee for director to the Company,

•	each of the executive officers named in the Summary Compensation Table appearing herein, and

•	all such executive officers, directors and nominees for director of the Company as a group.

The number and percentage of shares beneficially owned are based on the aggregate of 62,464,911 shares of Common Stock outstanding as of February 28, 2010, adjusted as required by the rules promulgated by the SEC. The

Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

	Number of	Percent of Common
Name and Address of Beneficial Owner	Shares	Stock Outstanding

5% Stockholders:
Wellington Management Company, LLP(1)	7,033,561	11.2%
75 State Street Boston, MA 02109
Entities affiliated with Credit Suisse First Boston(2)	5,428,821	8.6%
Eleven Madison Avenue New York, NY 10010
QVT Financial LP(3)	4,239,337	6.6%
1177 Avenue of the Americas, 9th Floor New York, NY 10036
Wells Fargo and Company(4)	4,123,105	6.5%
420 Montgomery Street San Francisco, CA 94104
Amgen, Inc.(5)	3,484,806	5.6%
One Amgen Center Drive Thousand Oaks, CA 91320-1799
BlackRock, Inc.(6)	3,220,541	5.2%
40 East 52nd Street New York, NY 10022
Entities affiliated with Sevin Rosen Funds(7)	3,167,692	5.1%
Two Galleria Tower 13455 Noel Road Dallas, TX 75240
Executive Officers and Directors:
Robert I. Blum(8)	716,548	1.1%
Sharon A. Barbari(9)	359,354	*
David J. Morgans, Jr., Ph.D.(10)	363,603	*
Michael S. Rabson, Ph.D.(11)	121,916	*
Andrew A. Wolff, M.D., F.A.C.C.(12)	338,539	*
Stephen Dow(13)	3,407,429	5.4%
L. Patrick Gage, Ph.D.(14)	4,166	*
Denise M. Gilbert, Ph.D.(15)	32,916	*
A. Grant Heidrich, III(16)	2,142,767	3.4%
John T. Henderson, M.B., Ch.B.(17)	52,863	*
James H. Sabry, M.D., Ph.D.(18)	636,436	1.0%
Michael Schmertzler(19)	5,496,702	8.7%
U.S. Private Equity Credit Suisse Eleven Madison Ave., 16th Floor New York, NY 10010
James A. Spudich, Ph.D.(20)	272,614	*
All directors and named executive officers as a group (13 persons)	13,945,853	21.1%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of Common Stock.

(1)	Based on a Schedule 13G/A filed with the SEC on February 12, 2010. Includes 438,100 shares of Common Stock underlying warrants that are exercisable as of February 28, 2010.

(2)	Based on a Schedule 13G filed with the SEC on February 23, 2010 and information provided by Credit Suisse. Represents (a) 3,288,523 shares of Common Stock held in a voting trust at Wells Fargo & Company; (b) 761,420 shares of Common Stock underlying warrants that are exercisable as of February 28, 2010 and are held in a voting trust at Wells Fargo & Company; and (c) 1,378,878 shares of Common Stock held by Credit Suisse entities. Under the terms of the voting trust agreement with Wells Fargo & Company, the trustee has the power to vote these shares as it believes in its sole judgment is in the best interests of the stockholders of the Company. In addition, the trustee is required to vote the shares to prevent the election of more than one Credit Suisse First Boston affiliate as a director of the Company. Each entity that deposits shares will retain the power to remove its shares from the voting trust or sell its shares to third parties so long as the transferee is not affiliated with Credit Suisse First Boston or is otherwise considered an eligible transferee under the terms of the voting trust agreement. At the completion on May 3, 2004 of our initial public offering, all of the shares held by Credit Suisse First Boston affiliated entities, except for shares constituting 4.99% of the outstanding Common Stock of the Company on such date, were deposited in the voting trust having Wells Fargo Bank, N.A. as the trustee. An additional 1,522,840 shares of Common Stock and warrants to purchase 761,420 shares of Common Stock were deposited in the trust in 2009. The voting trust agreement will expire in April 2014, or such earlier time as Credit Suisse First Boston ceases to be an affiliate of the Company.

(3)	Based on a Schedule 13G filed with the SEC on February 16, 2010. Represents (a) 2,157,206 shares of Common Stock held by QVT Fund LP; (b) 233,681 shares of Common Stock held by Quintessence Fund LP; (c) 1,668,042 shares of Common Stock underlying warrants held by QVT Fund LP that are exercisable as of February 28, 2010; and (d) 180,408 shares of Common Stock underlying warrants held by Quintessence Fund LP that are exercisable as of February 28, 2010.

(4)	Based in part on a 13G/A filed with the SEC on March 11, 2010. Represents (a) 3,288,523 shares of Common Stock held in a voting trust at Wells Fargo & Company for Credit Suisse First Boston affiliated entities, with Wells Fargo Bank, N.A. as the trustee, as discussed further in footnote (2) above; (b) 73,162 shares of Common Stock held by Wells Fargo Advisors, LLC; and (3) 761,420 shares of Common Stock underlying warrants that are exercisable as of February 28, 2010 and are held in a voting trust at Wells Fargo & Company for Credit Suisse First Boston affiliated entities, with Wells Fargo Bank, N.A. as the trustee.

(5)	Based on a Schedule 13D filed with the SEC on January 8, 2007.

(6)	Based on a Schedule 13G filed with the SEC on January 29, 2010.

(7)	Based on a Schedule 13G/A filed with the SEC on February 12, 2010. Represents: (a) 3,690 shares of Common Stock held by Sevin Rosen Bayless Management Company; (b) 1,615,715 shares of Common Stock held by Sevin Rosen Fund VI L.P.; (c) 127,235 shares of Common Stock held by Sevin Rosen Fund VI Affiliates Fund L.P.; (d) 625,950 shares of Common Stock held by Sevin Rosen Fund VII L.P.; (e) 24,050 shares of Common Stock held by Sevin Rosen VII Affiliates Fund L.P.; (f) 755,631 shares of Common Stock held by Sevin Rosen Fund VIII L.P.; and (g) 15,421 shares of Common Stock held by Sevin Rosen VIII Affiliates Fund L.P.

(8)	Represents: (a) 18,416 shares of Common Stock held by Mr. Blum; (b) 12,500 shares of Common Stock held by the Brittany Blum 2003 Irrevocable Trust; (c) 12,500 shares of Common Stock held by the Bridget Blum 2003 Irrevocable Trust; and (d) 673,132 shares of Common Stock underlying options granted to Mr. Blum that are exercisable within 60 days of February 28, 2010. Mr. Blum disclaims beneficial ownership of the shares of Common Stock held by the trusts.

(9)	Represents: (a) 14,127 shares of Common Stock held by the Barbari Family Trust; and (b) 345,227 shares of Common Stock underlying options granted to Ms. Barbari that are exercisable within 60 days of February 28, 2010.

(10)	Represents: (a) 42,000 shares of Common Stock held by Dr. Morgans; and (b) 321,603 shares of Common Stock underlying options granted to Dr. Morgans that are exercisable within 60 days of February 28, 2010.

(11)	Represents: (a) 18,750 shares of Common Stock held by Dr. Rabson; (b) 1,293 shares of Common Stock held by the Rabson-Moritz Family Trust; and (c) 101,873 shares of Common Stock underlying options granted to Dr. Rabson that are exercisable within 60 days of February 28, 2010.

(12)	Represents: (a) 5,000 shares of Common Stock held by Dr. Wolff; and (b) 333,539 shares of Common Stock underlying options granted to Dr. Wolff that are exercisable within 60 days of February 28, 2010.

(13)	Based in part on a Schedule 13G/A filed with the SEC on February 12, 2010 for entities affiliated with Sevin Rosen Funds. Represents: (a) 3,690 shares of Common Stock held by Sevin Rosen Bayless Management Company; (b) 1,615,715 shares of Common Stock held by Sevin Rosen Fund VI L.P.; (c) 127,235 shares of Common Stock held by Sevin Rosen Fund VI Affiliates Fund L.P.; (d) 625,950 shares of Common Stock held by Sevin Rosen Fund VII L.P.; (e) 24,050 shares of Common Stock held by Sevin Rosen VII Affiliates Fund L.P.; (f) 755,631 shares of Common Stock held by Sevin Rosen Fund VIII L.P.; (g) 15,421 shares of Common Stock held by Sevin Rosen VIII Affiliates Fund L.P.; (h) 145,000 shares of Common Stock held by the Dow Family Trust; and (i) 94,737 shares of Common Stock underlying options granted to Mr. Dow that are exercisable within 60 days of February 28, 2010. Stephen Dow is a general partner of each of the Sevin Rosen entities except for Sevin Rosen Bayless Management Company, of which he is a Vice President. Mr. Dow disclaims beneficial ownership of the shares held by entities affiliated with Sevin Rosen Funds, except to the extent of his proportionate partnership interest therein.

(14)	Represents 4,166 shares of Common Stock underlying options granted to Dr. Gage that are exercisable within 60 days of February 28, 2010.

(15)	Represents 32,916 shares of Common Stock underlying options granted to Dr. Gilbert that are exercisable within 60 days of February 28, 2010.

(16)	Based in part on a Schedule 13G filed with the SEC on February 14, 2008 for entities affiliated with Mayfield. Represents: (a) 1,781,358 shares of Common Stock held by Mayfield IX; (b) 93,755 shares of Common Stock held by Mayfield Associates Fund IV; (c) 142,895 shares of Common Stock held by Cell Trust; (d) 13,705 shares of Common Stock held by Cell Trust II; (e) 29,040 shares of Common Stock held by The A. Grant III & Jeanette Yvonne Heidrich Community Property Trust; and (f) 82,014 shares of Common Stock underlying options granted to Mr. Heidrich that are exercisable within 60 days of February 28, 2010. Mr. Heidrich is currently partner emeritus at Mayfield Fund, a venture capital firm. From 1983 to 2006, Mr. Heidrich served as a Managing Director of certain Mayfield funds. Mr. Heidrich disclaims beneficial ownership of the shares held by entities affiliated with Mayfield, except to the extent of his proportionate partnership interest therein.

(17)	Represents (a) 1,500 shares of Common Stock held by Dr. Henderson; (b) 500 shares held by Dr. Henderson’s spouse; and (c) 50,863 shares of Common Stock underlying options granted to Dr. Henderson that are exercisable within 60 days of February 28, 2010. Dr. Henderson disclaims beneficial ownership of the shares of Common Stock held by his spouse.

(18)	Represents 636,436 shares of Common Stock underlying options granted to Dr. Sabry that are exercisable within 60 days of February 28, 2010. Dr. Sabry resigned from the Board of Directors in March 2010.

(19)	Based in part on a Schedule 13G filed with the SEC on February 16, 2010, and information provided by Credit Suisse. Represents: (a) 3,288,523 shares of Common Stock held in trust at Wells Fargo & Company for the Credit Suisse entities; (b) 761,420 shares of Common Stock underlying warrants that are exercisable as of February 28, 2010 and are held in trust at Wells Fargo & Company for the Credit Suisse entities; (c) 1,378,878 shares of Common Stock held by Credit Suisse entities; and (d) 67,881 shares of Common Stock underlying options granted to Mr. Schmertzler that are exercisable within 60 days of February 28, 2010. Mr. Schmertzler is a Managing Director of Aries Advisors, LLC, the sub-advisor to Credit Suisse First Boston Equity Partners, L.P. Mr. Schmertzler disclaims beneficial ownership of the shares held by entities affiliated with Credit Suisse First Boston except to the extent of his proportionate partnership or membership interest therein.

(20)	Represents: (a) 180,600 shares of Common Stock held by Dr. Spudich; and (b) 92,014 shares of Common Stock underlying options granted to Dr. Spudich that are exercisable within 60 days of February 28, 2010.

Except as otherwise noted above, the address of each person listed on the table is c/o Cytokinetics, Incorporated, 280 East Grand Avenue, South San Francisco, CA 94080.

The Company does not have a policy for stock ownership guidelines for members of the Board of Directors or executive officers.

BOARD OF DIRECTORS

Our Board of Directors is composed of individuals whose knowledge, background, experience and judgment we believe to be valuable to the Company. The primary functions of our Board of Directors are to:

•	Review and approve the Company’s strategic direction and annual operating plan and monitor the Company’s performance;

•	Evaluate the President and Chief Executive Officer;

•	Review management performance and compensation;

•	Review management succession planning;

•	Advise and counsel management;

•	Monitor and manage potential conflicts of interests of management, board members and stockholders;

•	Ensure the integrity of financial information; and

•	Monitor the effectiveness of the governance practices under which the Board of Directors operates and make changes as needed.

We do not have a formal diversity policy for selecting Board of Directors members. However, we believe it is important that our Board of Director members collectively bring the experiences and skills appropriate to effectively carry out the Board of Directors’ responsibilities both as our business exists today and as we plan to develop an organization capable of successfully conducting late-stage clinical development and commercialization of our products. We therefore seek as members of our Board of Directors individuals with a variety of perspectives and the expertise and ability to provide advice and oversight in one or more of these areas: accounting controls, business strategy, risk management, strategic partnering, financial engineering, legal and regulatory compliance and compensation and retention practices.

The following table sets forth the names of each Class I Director, each Class II Director, and each Class III Director of the Company, in alphabetical order, and their ages and present positions with the Company as of March 31, 2010.

Name	Age	Position

Robert I. Blum	46	President and Chief Executive Officer; Class II Director
Stephen Dow(1)(2)	54	Class III Director
L. Patrick Gage, Ph.D.(3)	67	Chairman of the Board of Directors; Class I Director
Denise M. Gilbert, Ph.D.(1)(2)	52	Class II Director
A. Grant Heidrich, III(3)	57	Class I Director
John T. Henderson, M.B., Ch.B.(1)(2)	65	Class III Director
Michael Schmertzler(3)	58	Class III Director
James A. Spudich, Ph.D.(2)	68	Class II Director

(1)	Member of the Audit Committee.

(2)	Member of the Nominating and Governance Committee.

(3)	Member of the Compensation and Talent Committee.

Robert I. Blum was appointed as our President and Chief Executive Officer and as a member of our Board of Directors in January 2007. Previous to that appointment, Mr. Blum served as our President from February 2006 to January 2007. He served as our Executive Vice President, Corporate Development and Commercial Operations and Chief Business Officer from September 2004 to February 2006. From January 2004 to September 2004, he served as our Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From October 2001 to December 2003, he served as our Senior Vice President, Corporate Development and Finance and Chief Financial Officer. From July 1998 to September 2001, Mr. Blum was our Vice President, Business Development. Prior to joining us in July 1998, he was Director, Marketing at COR Therapeutics, Inc., a biopharmaceutical company, since 1996. From 1991 to 1996, he was Director, Business Development at COR Therapeutics. Prior to that, Mr. Blum performed roles of increasing responsibility in sales, marketing and other pharmaceutical business functions at Marion Laboratories, Inc. and Syntex Corporation. Mr. Blum received B.A. degrees in Human Biology and Economics from Stanford University and an M.B.A. from Harvard Business School.

Mr. Blum brings to our Board of Directors a deep familiarity with the Company’s operations, strategy and vision, as well a record of successful corporate management, strategic partnering and financing.

Stephen Dow has served as a member of our Board of Directors since April 1998. He served as Lead Outside Director of the Board of Directors from February 2009 through March 2010. Mr. Dow has been a General Partner with Sevin Rosen Funds, a venture capital firm, since 1983. Since 1989, Mr. Dow has served on the Board of Directors of Citrix Systems Inc., an enterprise software company. He has served as the chief executive officer of two privately held software companies and served on the board of directors of numerous privately held companies in a variety of industries during his tenure at Sevin Rosen Funds. Mr. Dow received a B.A. in Economics and an M.B.A. from Stanford University.

Mr. Dow brings to our Board of Directors a diversity of experience in the development, financing and management of emerging technology and life science companies.

L. Patrick Gage, Ph.D. has served as a member of our Board of Directors since November 2009 and as Chairman of the Board of Directors since March 2010. Since July 2002, Dr. Gage has served as a consultant to the biopharmaceutical industry, including service as an advisor to venture capital firms. From 1998 to 2002, Dr. Gage was President of Wyeth Research and subsequently also Senior Vice President, Science and Technology. From 1989 to 1998, he held roles of increasing responsibility at Genetics Institute, Inc., first as head of Research and Development, then as Chief Operating Officer and eventually as President. From 1971 to 1989, Dr. Gage held various positions in research management with Hoffmann-La Roche Inc., most recently serving as Vice President responsible for U.S. drug discovery. Dr. Gage served on the Board of Directors of Neose Technologies from 2002 through 2009, and as the Chairman of its Board of Directors from 2006 through 2009. He served on PDL BioPharma, Inc.’s Board of Directors from 2003 through 2008, as the Chairman of its Board of Directors in 2007, and as its Interim Chief Executive Officer from 2007 through 2008. Dr. Gage served on the Board of Directors of Serono (now a subsidiary of Merck KGaA) from 2004 until 2007. Dr. Gage earned a bachelor’s degree in Physics from the Massachusetts Institute of Technology and a Ph.D. in Biophysics from the University of Chicago.

Dr. Gage brings to our Board of Directors extensive experience as an executive and board member in the pharmaceutical and biotechnology industries and in strategies for bringing breakthrough medicines to approval and commercialization.

Denise M. Gilbert, Ph.D. has served as a member of our Board of Directors since May 2008. From 2001 to 2002, she served as Chief Executive Officer of Entigen Corporation, a private life science information technology company. From 1995 to 1999, Dr. Gilbert served as Chief Financial Officer and Executive Vice President of Incyte Pharmaceuticals (now Incyte Corporation). From 1993 to 1995, Dr. Gilbert was Chief Financial Officer and Executive Vice President of Affymax Inc. From 1986 through 1993, Dr. Gilbert was a Managing Director and senior biotechnology analyst at Smith Barney Harris & Upham and Vice President and biotechnology analyst at Montgomery Securities. Dr. Gilbert has served on the Board of Directors of Dynavax Technologies Corporation, a biopharmaceutical company, since 2004, and has served on the board of directors of a privately held biotechnology company since 2006. She served on the Board of Directors of Connetics Corporation, a pharmaceutical company, from 2003 to 2007. Dr. Gilbert holds a B.S. from Cornell University and a Ph.D. in Cell and Developmental Biology from Harvard University.

Dr. Gilbert brings to our Board of Directors broad experience in leading and advising developing life sciences companies, and in implementing and overseeing financial systems and controls and creating financing and strategic partnering opportunities for these companies.

A. Grant Heidrich, III has served as a member of our Board of Directors since April 1998. Mr. Heidrich is currently partner emeritus at Mayfield Fund, a venture capital firm. From 1983 to 2006, Mr. Heidrich served as a Managing Director of certain Mayfield funds. From 1993 to May 2008, Mr. Heidrich served as a member of the Board of Directors of Millennium Pharmaceuticals, Inc., a biopharmaceutical company (now a subsidiary of Takeda

Pharmaceutical Company Limited). Mr. Heidrich received a B.A. in Human Biology from Stanford University and an M.B.A. from Columbia University.

Mr. Heidrich brings to our Board of Directors a wealth of experience as a board member for numerous biotechnology, pharmaceutical and medical device companies, both development and commercial stage.

John T. Henderson, M.B., Ch.B. has served as a member of our Board of Directors since February 2009. Since December 2000, Dr. Henderson has served as a consultant to the pharmaceutical industry as president of Futurepharm LLC. Until his retirement in December 2000, Dr. Henderson was with Pfizer Inc. for over 25 years, most recently as a Vice President in the Pfizer Pharmaceuticals Group. Dr. Henderson previously held Vice Presidential level positions with Pfizer in Research and Development in Europe and later in Japan. He was also Vice President, Medical for Pfizer’s Europe, U.S. and International Pharmaceuticals groups. Dr. Henderson has served on the Board of Directors of Myriad Genetics, Inc., a healthcare diagnostics company, since 2004, and served as the Chairman of Myriad’s Board of Directors since April 2005. He has served on the Board of Directors of Myriad Pharmaceuticals, Inc. since its spin-off from Myriad Genetics, Inc. in June 2009. He also serves as the chairman of the board of directors of a privately held pharmaceutical research and development company. Dr. Henderson earned his bachelor’s and medical degrees from the University of Edinburgh and is a Fellow of the Royal College of Physicians (Ed.) and the Faculty of Pharmaceutics Medicine.

Dr. Henderson brings to our Board of Directors broad experience in matters relating to global pharmaceutical drug development in a wide range of therapeutic areas and stages of business development, and an extensive background as an executive, board member and consultant in the pharmaceutical industry.

Michael Schmertzler has served as a member of our Board of Directors since April 2003. Mr. Schmertzler has been the Chief Executive Officer and a member of the Board of Directors of Kolltan Pharmaceuticals, a privately held biotechnology company, since January 2009. Since 2001, Mr. Schmertzler has been a Managing Director of Aries Advisors, LLC, the sub-advisor to Credit Suisse First Boston Equity Partners, L.P., a private equity fund, and the Chair of its investment committee. From 1997 to 2001, Mr. Schmertzler was Co-Head of United States and Canadian Private Equity at Credit Suisse First Boston, an investment banking company. Prior to 1997, Mr. Schmertzler held various management positions with Morgan Stanley and its affiliates, including President of Morgan Stanley Leveraged Capital Funds and Managing Director, and was Managing Director and Chief Financial Officer of Lehman Brothers Kuhn Loeb, an investment banking firm. Mr. Schmertzler has been an Adjunct Professor at Yale University since 1997. Mr. Schmertzler received a B.A. from Yale College in Molecular Biophysics and Biochemistry, History and City Planning and an M.B.A. from the Harvard Business School.

Mr. Schmertzler brings to our Board of Directors a long background in advising a wide diversity of life science companies in financings, strategic partnerships and executing on their business plans, as well as experience as the chief executive officer of a biotechnology company.

James A. Spudich, Ph.D. co-founded the Company in August 1997 and has served as a member of our Board of Directors since the Company’s inception. From September 1998 to September 1999, he served as our Principal Scientist. Dr. Spudich is the Douglass M. Nola Leishman Professor in Cardiovascular Disease and Professor of Biochemistry and Developmental Biology at Stanford University, where he has been a member of the faculty since 1977. From 1994 to 1998, Dr. Spudich served as Chairman of Stanford University’s Department of Biochemistry. From 1979 to 1984, he was Chairman of Stanford’s Department of Structural Biology. He was elected a member of the American Academy of Arts and Sciences in 1997 and a member of the National Academy of Sciences in 1991. Dr. Spudich is also a member of our Scientific Advisory Board. Dr. Spudich received a B.S. in Chemistry from the University of Illinois and a Ph.D. in Biochemistry from Stanford University.

Dr. Spudich, as an expert in the biochemistry of muscle contractility and a Company founder, brings to our Board of Directors a deep understanding of our technologies and compounds and their potential applications as well as a continuity of business vision.

Board Leadership Structure

Our Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board of Directors believes that it should have the flexibility to make these determinations in the way that it believes best provides appropriate leadership for the Company at a given time.

The Board believes that its current leadership structure, with Mr. Blum serving as Chief Executive Officer and Dr. Gage serving as Chairman is appropriate for the Company at this time. Both leaders are actively engaged on significant matters affecting the Company, such as long-term strategy. The Chief Executive Officer has overall responsibility for all aspects of the Company’s operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board of Directors. We believe this balance of shared leadership between the two positions is a strength for the Company.

The Board of Directors appointed a Lead Outside Director from January 2007 through March 2010, because during this period, Dr. Sabry, then Chairman of the Board of Directors, was not considered to be an independent director under the NASDAQ rules. The Lead Outside Director’s responsibilities included serving as the principal liaison for consultation and communication with stockholders on issues in which a non-independent Chairman would be, or could be perceived to be, conflicted, and working with the independent directors to arrive at consensus on issues so that management receives clear and non-contradictory input.

Board Role in Risk Oversight

The role of the Company’s Board of Directors is to oversee the President and Chief Executive Officer and other senior management in the competent, lawful and ethical operation of the Company, including management’s establishment and implementation of appropriate practices and policies with respect to areas of potentially significant risk to the Company. The Board as a whole is responsible for such risk oversight, but administers certain of its risk oversight functions through its committees, such as the Audit Committee and the Compensation and Talent Committee.

The Audit Committee is responsible for the oversight of the Company’s accounting and financial reporting processes, including its internal control systems. In addition, the Audit Committee oversees and reviews the Company’s financially related risk management practices, including its investment policy. At least quarterly, management reports to the Board of Directors and Audit Committee on significant risk areas for the Company, as identified by management. These reports include discussions of current and new areas of potential operational, legal or financial risk and status reports on risk mitigation programs undertaken by the Company.

As part of the of the Compensation and Talent Committee’s risk oversight function, it considers whether the Company’s compensation policies and practices for its employees create risks that are reasonably likely to have a material adverse effect on the Company. In conducting this evaluation, the Compensation and Talent Committee has reviewed the Company’s current practices and procedures for awarding cash and equity compensation to employees through the annual performance review process, particularly as such practices and procedures apply to the establishment of the goals that are taken into consideration in the payment of bonuses. The Compensation and Talent Committee has determined that these practices do not encourage inappropriate risk-taking. In particular, because the Company is a development-stage company with no commercial sales, the Compensation and Talent Committee has concluded that the Company’s employees are not incentivized to take inappropriate risks to meet short-term goals such as quarterly earnings or sales projections. Further, the Compensation and Talent Committee believes that there is sufficient Board of Director oversight of the Company’s processes for compensation determinations to avoid the establishment of incentives that are materially adverse to the Company’s interests. Accordingly, the Compensation and Talent Committee has determined that the Company’s compensation policies at this time do not create risks that are reasonably likely to have a material adverse effect on the Company.

Independence of Directors

The Board of Directors has determined that directors Stephen Dow, L. Patrick Gage, Denise M. Gilbert, A. Grant Heidrich, John T. Henderson, Michael Schmertzler, and James A. Spudich are each independent as defined under the NASDAQ Stock Market LLC listing standards. The Board of Directors has also determined that each member of the Compensation and Talent Committee and Nominating and Governance Committee is independent as defined under the NASDAQ Stock Market LLC listing standards, and that each member of the Audit Committee is independent as defined under the NASDAQ Stock Market LLC listing standards, as well as the applicable SEC rules. In reaching its conclusions on independence, the Board of Directors reviewed a consulting relationship between the Company and Dr. Spudich and the relationships of Messrs. Heidrich, Dow and Schmertzler with certain investors in the Company and determined that such relationships did not affect their independence under the standards of the NASDAQ Stock Market LLC, or, in the case of Mr. Dow in connection with his service on the Audit Committee, under the applicable SEC rules.

There is no family relationship between any director and executive officer of the Company.

Board of Directors Meetings and Committees

The Board of Directors of the Company held a total of ten meetings during the fiscal year ended December 31, 2009. Each of the directors serving during fiscal year 2009 attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors upon which such director served during his or her tenure, with the exception of Mark McDade. Mr. McDade resigned from the Board of Directors in July 2009. The Board of Directors has a standing Audit Committee that oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, a standing Compensation and Talent Committee and a standing Nominating and Governance Committee.

Audit Committee.  The Audit Committee consists of directors Stephen Dow, Denise M. Gilbert and John T. Henderson. The Board of Directors has determined that Stephen Dow and Denise M. Gilbert are each an “audit committee financial expert” as defined in the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Audit Committee charter on its website: www.cytokinetics.com.

The Audit Committee reviews the Company’s critical accounting policies and practices, consults with and reviews the services provided by the Company’s independent registered public accounting firm and selects the independent registered public accounting firm for the Company.

The Audit Committee held eleven meetings during fiscal year 2009.

Compensation and Talent Committee.  The Compensation and Talent Committee consists of directors L. Patrick Gage, A. Grant Heidrich and Michael Schmertzler. The Board of Directors has adopted a written charter for the Compensation and Talent Committee. The Company maintains a copy of the Compensation and Talent Committee charter on its website: www.cytokinetics.com.

The Compensation and Talent Committee reviews and approves the salaries and incentive compensation of the Company’s executive officers and administers the Company’s stock plans and employee benefit plans. The Compensation and Talent Committee, in consultation with the third-party executive compensation consultant and discussion with management, forms its own recommendations for all executive compensation (base salary, bonus, equity and other benefits) and director compensation. All new hire stock option grants to employees above the senior director level, including executive officers of the Company, are approved by the Compensation and Talent Committee. In addition, the Compensation and Talent Committee approves the annual stock option grants for all employees as part of the annual performance review process. The Compensation and Talent Committee has delegated to Robert I. Blum the authorization to approve new hire stock option grants, within pre-approved new hire grant guidelines, for new hires at or below the senior director level. Further discussion of the role and function of our Compensation and Talent Committee can be found in the section below entitled “Compensation Discussion and Analysis.”

The Compensation and Talent Committee engages the services of nationally recognized third-party professional executive compensation consulting firms to assist in benchmarking data from competitive peer group companies. The Compensation and Talent Committee engaged Radford Surveys + Consulting in 2009 and 2010 for this purpose.

The Compensation and Talent Committee held six meetings during fiscal year 2009.

Nominating and Governance Committee.  The Nominating and Governance Committee consists of directors Stephen Dow, Denise M. Gilbert, John T. Henderson and James A. Spudich. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. The Company maintains a copy of the Nominating and Governance Committee charter on its website: www.cytokinetics.com.

The Nominating and Governance Committee assists the Board of Directors in identifying qualified persons to serve as directors, evaluates all proposed director nominees, evaluates incumbent directors before recommending renomination, and recommends all approved candidates to the Board of Directors for appointment or renomination to Company stockholders. The Nominating and Governance Committee also regularly reviews issues and developments relating to corporate governance and formulates and recommends corporate governance standards to the Board of Directors. If there is a change in a director’s employment, the Nominating and Governance Committee evaluates and makes a recommendation to the Board of Directors as to whether the potential termination of the director is appropriate.

The Company has used, and the Nominating and Governance Committee intends to use in the future, an executive recruiting firm to assist in the identification and evaluation of qualified candidates to join the Board of Directors.

The Nominating and Governance Committee held two meetings during fiscal year 2009.

To date, the Nominating and Governance Committee has not established a procedure for considering nominees for director nominated by the Company’s stockholders. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our Bylaws.

We do not have a formal policy regarding stockholder communication with the Board of Directors. However, stockholders of the Company may communicate directly with the Board of Directors in writing, addressed to:

Board of Directors
c/o Corporate Secretary
Cytokinetics, Incorporated
280 East Grand Avenue
South San Francisco, California 94080
or by email to: investor@cytokinetics.com

The Corporate Secretary will review each stockholder communication. The Corporate Secretary will forward to the entire Board of Directors (or to members of a Board of Directors’ committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that relates to the Company’s business or governance, is not offensive, is legible in form and reasonably understandable in content, and does not merely relate to a personal grievance against the Company or an individual or the purpose of which is to further a personal interest not shared by the other stockholders generally. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

The Company does not have formal policies regarding attendance by members of the Board of Directors at its annual meetings of stockholders. Robert I. Blum attended the 2009 Annual Meeting of Stockholders.

EXECUTIVE OFFICERS

The following table sets forth the names of the Company’s executive officers, in alphabetical order, who are not also directors of the Company, and their ages and present positions with the Company as of March 31, 2010 (with the exception of Michael S. Rabson, Ph.D., who terminated his employment with the Company in February 2010):

Name	Age	Position

Sharon A. Barbari	55	Executive Vice President, Finance and Chief Financial Officer
David W. Cragg	54	Senior Vice President, Human Resources
David J. Morgans, Jr., Ph.D.	57	Executive Vice President, Preclinical Research and Development
Michael S. Rabson, Ph.D.	56	Senior Vice President, Business Development & Legal Affairs and General Counsel (through February 2010)
Andrew A. Wolff, M.D., F.A.C.C.	55	Senior Vice President, Clinical Research and Development and Chief Medical Officer

Sharon A. Barbari has served as our Executive Vice President of Finance and Chief Financial Officer since July 2009. She served as our Senior Vice President of Finance and Chief Financial Officer from September 2004 through June 2009. From September 2002 to August 2004, she served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, most recently as Vice President and Chief Financial Officer. From 1996 to 1998, she served as Vice President, Strategic Planning at Foote, Cone & Belding Healthcare in San Francisco, an international advertising and marketing firm. From 1972 to 1995, she was employed by Syntex Corporation where she held various management positions in corporate finance, financial planning, marketing and commercial planning. Ms. Barbari received a B.S. in Accounting from San Jose State University.

David W. Cragg has served as our Senior Vice President, Human Resources since July 2009. He served as our Vice President of Human Resources from February 2005 through June 2009. From October 2000 until January 2005, Mr. Cragg managed his own human resources consulting practice. From March 2000 until its acquisition in September 2000 by Yahoo!, Inc., he was Vice President, Human Resources for eGroups Inc., an Internet email management company. Prior to October 2000, Mr. Cragg was a Principal Human Resources Consultant at Genentech, Inc., a biotechnology company. Mr. Cragg received a B.A. in Industrial Psychology from the University of California, Santa Cruz.

David J. Morgans, Jr., Ph.D. has served as our Executive Vice President, Preclinical Research and Development since March 2008. He served as our Senior Vice President, Preclinical Research and Development from March 2006 through February 2008. Dr. Morgans served as our Senior Vice President, Drug Discovery and Development from October 2003 to March 2006. From March 2002 to September 2003, he served as our Senior Vice President, Drug Discovery and from January 2002 to February 2002, he served as our Vice President, Drug Discovery. From October 2000 to December 2001, he served as our Vice President, Chemistry. From July 1998 to October 2000, Dr. Morgans served as Vice President of Research for Iconix Pharmaceuticals, Inc., a biopharmaceutical company. From March 1995 to July 1998, he was Vice President, Inflammatory Diseases at Roche Bioscience, a pharmaceutical company. From 1983 to 1995, he held various positions at Syntex Corporation, a pharmaceutical company, most recently as Director, Medicinal Chemistry. From 1980 to 1983, Dr. Morgans was Assistant Professor of Chemistry at University of California, Santa Cruz. Dr. Morgans received a B.S. in Chemistry from Saint Joseph’s University in Philadelphia and a Ph.D. in Chemistry from Columbia University.

Michael S. Rabson, Ph.D. served as our Senior Vice President, Business Development & Legal Affairs and General Counsel from March 2008 to February 2010. From September 1999 to March 2008, he served as General Counsel and Senior Vice President at Maxygen, Inc., a biotechnology company. From 1996 to 1999, Dr. Rabson was a member of Wilson Sonsini Goodrich & Rosati, P.C. From 1985 to 1986, he was a patent examiner focused on biotechnology and genetic engineering at the U.S. Patent and Trademark Office. From 1983 to 1985, he was a post-doctoral fellow at the National Cancer Institute, National Institutes of Health. Dr. Rabson received a B.S. in

Biological Sciences from Cornell University, a Ph.D. in infectious disease epidemiology from Yale University and a J.D. from Yale Law School.

Andrew A. Wolff, M.D., F.A.C.C. has served as our Senior Vice President of Clinical Research and Development and Chief Medical Officer since September 2004. From September 1994 until September 2004, Dr. Wolff held various positions of increasing responsibility at CV Therapeutics, a biopharmaceutical company, most recently as Senior Vice President and Chief Medical Officer. From 1988 until 1994, he served in various drug development positions of increasing responsibility in both the United States and the United Kingdom for Syntex Corporation, most recently as the Executive Director of Medical Research and New Molecules Clinical Programs Leader. Since 1986, Dr. Wolff has held an appointment in the Cardiology Division of the University of California, San Francisco, where he is currently an Associate Clinical Professor, and is an Attending Cardiologist in the Coronary Care Unit at the San Francisco Veterans Administration Medical Center. Dr. Wolff received a B.A. in Chemistry and Biology from the University of Dayton and an M.D. from Washington University Medical School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation and Talent Committee of the Board of Directors (referred to as the “Committee” throughout this Compensation Discussion and Analysis) is responsible for establishing, implementing and monitoring adherence with the Company’s compensation philosophy for its executive officers. The Committee seeks to ensure that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive. The types of compensation and benefits provided to the named executive officers are similar to those provided to other executive officers at the Company.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns executive officers’ interests with those of stockholders by rewarding overall performance, with the ultimate objective of creating stockholder value and building a sustainable biopharmaceutical company. The Committee evaluates each executive officer’s performance and compensation. The Committee seeks to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that the compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive officers of a defined group of peer companies as well as the broader marketplace from which we recruit and compete for talent. To that end, the Committee believes the compensation provided by the Company to its executive officers, including the named executive officers, should include a mix of salary, cash bonuses and equity awards that reward performance and the creation of long-term stockholder value for the Company, and that provide the appropriate level of incentives to retain each executive officer. Each element of compensation and the practices utilized to evaluate and inform the Committee’s decisions are discussed in detail below.

Benchmarking of Cash and Equity Compensation

The Committee believes it is important when making its compensation-related decisions to be informed as to current compensation practices of comparable publicly held companies in the life sciences industry. To provide independent and expert advice on appropriate compensation, the Committee engages the services of a nationally recognized executive compensation consulting firm to perform analyses of the executive compensation practices of a number of representative and comparable publicly held companies in the life sciences industry (the “Peer Companies”). The Committee engaged Radford Surveys + Consulting to perform these analyses in 2009 and 2010.

The Peer Companies included in the analyses used by the Committee to make compensation decisions in 2009 were:

• Affymax Inc.	• Dynavax Technologies Corp.	• Rigel Pharmaceuticals, Inc.
• ARIAD Pharmaceuticals, Inc.	• Geron Corporation	• Sangamo BioSciences, Inc.
• ArQule, Inc.	• ImmunoGen, Inc.	• Seattle Genetics, Inc.
• Array Biopharma	• Infinity Pharmaceuticals, Inc.	• Telik, Inc.
• Cell Genesys, Inc.	• Maxygen, Inc.	• Trubion Pharmaceuticals Inc.

The Peer Companies included in the analyses used by the Committee to make compensation decisions in 2010 were:

• Affymax Inc.	• Dyax Corp.	• Maxygen, Inc.
• Amicus Therapeutics	• Facet Biotech Corporation	• Pain Therapeutics, Inc.
• Ardea Biosciences, Inc.	• Infinity Pharmaceuticals, Inc.	• Poniard Pharmaceuticals, Inc.
• ARIAD Pharmaceuticals, Inc.	• Lexicon Pharmaceuticals, Inc.	• Rigel Pharmaceuticals, Inc.
• ArQule, Inc.	• MAP Pharmaceuticals, Inc.	• Sangamo BioSciences, Inc.
• Array Biopharma

Companies are evaluated and adjusted as appropriate for inclusion in these analyses based on business characteristics similar to ours. Potential companies are initially selected based on criteria including, but not limited to, business model, stage of development, year of initial public offering, employee headcount, research and development expenditures, cash reserves and revenue. Peer Companies are then selected from the potential companies based on market capitalization. For 2010, the Peer Companies were required to have an average 2009 market capitalization between $100 million to $300 million. The Committee reviews and adjusts the list of Peer Companies annually to take into account the Company’s progression in its stage of development and changes in the comparative companies. Cell Genesys, Inc. was removed from the Peer Companies for 2010 because it was acquired. The other changes to the Peer Companies used in 2010 were made because the removed companies’ market capitalization was outside of the defined range.

In addition to reviewing the compensation practices of the Peer Companies, to further calibrate the benchmarking analyses, the executive compensation consulting firm also referred to the Radford Life Science Survey, which is a broader based compensation data source.

The Committee utilizes the cash and equity components from these benchmarking analyses to set a total compensation package for each executive officer based on his or her past and anticipated contributions to the Company, current compensation package, compensation market trends for competitive positions, retention risks and overall Company performance. While benchmarking alone is not sufficient for setting compensation, the Committee believes that referring to this information is an important aspect of diligence in compensation-related decisions. The Committee intends to continue to retain the services of third-party executive compensation specialists from time to time, as it sees fit.

Role of Executive Officers in Compensation Decisions

For compensation decisions in 2009 and 2010, the President and Chief Executive Officer aided the Committee by providing recommendations regarding the compensation of all executive officers other than himself. Each executive officer, with the exception of the President and Chief Executive Officer, participated in an annual performance review process with the President and Chief Executive Officer to provide input about his or her contributions to the Company’s goals and objectives for 2008 and 2009. The President and Chief Executive Officer participated in a similar review process with a designated representative from the Board of Directors. The Committee assessed the recommendations of the President and Chief Executive Officer (and, with respect to the President and Chief Executive Officer, the recommendations of the Board of Directors’ representative) in the context of each executive officer’s performance, along with competitive benchmarking information generated by the executive compensation consulting firm with respect to salary, bonus and equity compensation for each executive officer.

Establishment of Goals

Prior to the beginning of each calendar year management prepares a set of corporate goals covering the expected operating and financial performance of the Company for the fiscal year. Our corporate goals are intended to correspond with deliverables expected to provide both near- and long-term stockholder value, such as commencement and completion of clinical trials for our drug candidates, completion of corporate partnering arrangements, receipt of funds from partnered programs or equity capital markets, advancement of research programs to defined stages, clinical candidate selection, regulatory filing deliverables, and financial achievements such as closing the fiscal year with sufficient going forward cash to cover future expenditures. These corporate goals are then reviewed and approved by the Committee. Individual goals for each named executive officer are derived from the corporate goals that relate to his or her functional area and other responsibilities relevant to his or her functional area, except for the President and Chief Executive Officer, who has no individual goals apart from the corporate goals.

Compensation Components

Base Salary.  The Company believes that base salaries should be competitive to the San Francisco Bay area marketplace for life-sciences companies and appropriately benchmarked based on each executive officer’s experience, level and scope of responsibilities. Base salary is the only area of compensation where the Company targets above the marketplace median. The Company sets the midpoint of all of our salary structures at the 60th percentile of the San Francisco Bay area marketplace to ensure that employees’ base salaries are competitive relative to the local job market and to enable us to recruit employees from companies that are at a more mature stage of development than we are, which we believe may help to minimize potential competitive disadvantages. The Company generally expects our executive officers’ base salaries to fall between the median and the 75th percentile of the Peer Companies.

Base salaries are generally reviewed annually, and the Committee seeks to adjust base salaries consistently with market adjustments, after taking into account individual responsibilities, performance and experience. The executive officer merit salary increases are aligned with the Company’s overall budgeted merit salary increases for the year. Promotions and adjustments due to changes in or the expansion of an individual executive officer’s responsibilities are rewarded independently of the merit budget, and are generally aligned with the Company’s overall budget for promotions and adjustments.

In determining whether to grant a salary increase and in what amount, the Committee considers for each named executive officer:

•	the individual’s and the Company’s goals and achievement levels for the year;

•	the individual’s broader contributions to the organization, such as the manner in which he or she achieves objectives, collaborative contributions outside of his or her area of responsibility, management performance, financial/budget management, contributions to foster and support the positive evolution of Cytokinetics’ culture and other criteria;

•	the role that the individual is anticipated to play in the coming year;

•	market salary data for comparable executive positions from the Peer Companies; and

•	other market factors affecting the Company.

There is no predetermined weighting of success in achieving individual or corporate goals versus these other factors in determining whether a salary increase is granted. Rather, the Committee uses its discretion in considering each of these elements in the context of the Company’s and the individual’s overall performance.

Annual Bonus.  Bonuses paid under the Company’s Employee Bonus Plan are the compensation element most closely tied to corporate and individual performance in a particular year. Each named executive officer’s annual target bonus is expressed as a percentage of his or her salary and is set at a level that, upon 100% achievement level for the Company and the individual, represents a competitive bonus that is consistent with the benchmarked data for performance bonuses at the median level for a similar executive position. Individual and corporate achievement levels for a particular year are weighted in determining the actual bonus to be paid. The more senior a named executive officer’s position and operational responsibilities within the Company, the greater the percentage of his or her bonus that is weighted to corporate rather than individual achievement. Target bonus levels for 2008 and 2009 performance for the named executive officers, expressed as a percentage of base salary, were as follows:

	For 2008 (Bonus Payable in 2009)			For 2009 (Bonus Payable in 2010)
		Individual	Corporate		Individual	Corporate
		Achievement	Achievement		Achievement	Achievement
Named Executive Officer	Target Bonus	Contribution	Contribution	Target Bonus	Contribution	Contribution

Robert I. Blum	50%	0%	100%	50%	0%	100%
Sharon A. Barbari(1)	30%	25%	75%	40%	25%	75%
David J. Morgans, Jr., Ph.D.	40%	25%	75%	40%	25%	75%
Michael S. Rabson, Ph.D.	30%	25%	75%	30%	25%	75%
Andrew A. Wolff, M.D., F.A.C.C.	30%	25%	75%	30%	25%	75%

(1)	Ms. Barbari’s target bonus percentage increased in 2009 due to her promotion to the executive vice president level.

Actual bonuses may be above or below target bonus levels, at the Committee’s discretion. The minimum bonus amount is zero, and the maximum is 120% of the target bonus amount. Bonuses, if awarded, are paid to the named executive officers by March 15th of the subsequent calendar year.

The Board of Directors, at its discretion, may implement from time to time employee special bonus programs that are outside of the Employee Bonus Plan. These special bonus programs may include the named executive officers.

Equity Awards.  The Company believes that providing a portion of our executive officers’ total compensation package in stock option awards aligns the incentives of our executive officers with the interests of our stockholders and provides a direct link between the creation of stockholder value and the Company’s long-term success. The Committee develops its equity award determinations based on information provided by the third-party executive compensation consultants as to whether the complete compensation packages provided to each named executive officer, including prior equity awards, are sufficient to retain, motivate and adequately reward the executive for his or her contributions. Equity is the compensation element least directly tied to an executive’s performance in a particular year. Equity awards are intended to incentivize long-term retention and reflect the anticipated value of the named executive officer’s contributions going forward.

The Company offers stock options to all our executive officers when they join the Company and again annually as part of our performance review and rewards process. New hire option grants to executive officers are reviewed by the Committee in advance of an offer, and the number of option shares to be granted is pre-approved by written consent. The options are granted and priced on the last day of the month in which the executive is hired. Annual grants to executive officers are made at a Committee meeting held during the first quarter of the calendar year. New hire and annual option grants begin vesting on the date of grant. All stock options granted to executive officers to date since the Company began operating as a public company in April 2004 have an exercise price per share equal to the closing price of the Company’s Common Stock on the date of grant.

New hire option grants generally vest over four years, with 25% of the award vesting after one year and monthly vesting thereafter over the following three years. Annual grants to existing executive officers generally vest monthly over four years. New hire and annual option grants are based on competitive market data and shares available in the 2004 Equity Plan. Executive officer level grants are determined by:

•	reviewing the options granted to each executive officer relative to the total number of options granted to all employees, including all the Company’s executive officers, and comparing the options granted to the executive to those held by individuals in similar positions at the Peer Companies; and

•	evaluating the current in-the-money and potential value of all vested and unvested options that have been granted to each executive officer, and total potential ownership as a percentage of total outstanding shares.

The material terms of the 2004 Equity Plan are further described in “Proposal Three” above and in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K.

All of the 2009 Peer Companies granted stock options and four of the Peer Companies utilized restricted stock awards or units as components of executive compensation. Of the 2010 Peer Companies, all but one, a newly public company, granted stock options, and seven granted restricted stock awards or units to executive officers. At the present time, the Company has chosen to utilize stock option grants as the only equity awards provided to executive officers, but will continue to evaluate this tool based on industry practices and the competitive market place.

Corporate and Individual Achievement Assessment

For all named executive officers, the performance-based aspects of compensation are based on individual and overall corporate achievement, as assessed by the Committee.

Corporate Achievement.  At the beginning of each calendar year, management prepares and proposes to the Committee a detailed set of corporate goals covering the expected operating and financial performance of the Company for the fiscal year. Our corporate goals are focused towards deliverables expected to advance near-term stockholder value while also building towards long-term stockholder value.

2008 Corporate Goals.  For 2008, the corporate goals related to:

•	commencement and completion of clinical trials for our drug candidates in our cardiac muscle contractility and oncology development programs;

•	selection of potential drug candidates from our muscle contractility research programs;

•	conduct of non-clinical studies to support filings with the U.S. Food and Drug Administration and other regulatory agencies;

•	advancement of our research programs to lead optimization and early research program selection;

•	completion of corporate partnering programs for our cardiac muscle contractility program and other research programs;

•	receipt of funds from partnered programs or equity capital markets;

•	maintaining compliance with financial regulatory requirements; and

•	closing the fiscal year with sufficient cash to cover projected expenditures.

2009 Corporate Goals.  For 2009, the corporate goals related to:

•	commencement and completion of clinical trials for our drug candidates in our cardiac and skeletal muscle contractility development programs;

•	selection of potential drug candidates from our cardiac and skeletal muscle contractility research programs;

•	conduct of non-clinical studies to support filings with the U.S. Food and Drug Administration and other regulatory agencies;

•	advancement of our research programs to lead optimization and early research program selection;

•	corporate partnering of our muscle contractility programs;

•	receipt of funds from partnered programs or equity capital markets;

•	maintaining compliance with financial regulatory requirements; and

•	closing the fiscal year with sufficient cash to cover projected expenditures.

These corporate goals are then reviewed and approved by the Committee. At the end of each year, the Committee determines the overall level of corporate achievement, which includes, but is not limited to, assessing the Company’s performance relative to these goals. The Committee does not use a rigid formula in determining the Company’s level of achievement with respect to the corporate goals or otherwise, but takes into consideration:

•	the degree of success achieved with respect to each corporate goal, taking into consideration the extent of actual results against the specific deliverables associated with each objective;

•	the extent to which the objective was a stretch goal for the organization;

•	whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results;

•	other factors that may have made certain of the stated goals more or less important to the Company’s success; and

•	other accomplishments by the Company during the year or other factors which, although not included as part of the formal goals, are nonetheless deemed important to the Company’s near- and long-term success.

The Committee does not use any specific weighting scheme in these assessments, but uses its discretion and judgment to determine a percentage that it believes fairly represents the Company’s achievement level for the year.

Individual Achievement.  At the beginning of each calendar year, individual goals are established for each named executive officer, except for the President and Chief Executive Officer, who has no individual goals apart from the corporate goals. These individual goals are derived from the corporate goals that relate to the named executive officer’s functional area.

2008 Individual Goals.  For 2008:

•	Ms. Barbari’s 2008 goals related to specific activities in maintaining appropriate cash reserves, maintaining timely financial reporting to effectively manage business operations, meeting SEC reporting compliance requirements, gaining access to additional equity capital and ensuring compliance with internal controls as required by the Sarbanes-Oxley Act of 2002.

•	Dr. Morgans’ 2008 goals related to ensuring the manufacture of sufficient material to support planned and on-going clinical and preclinical studies, the conduct of certain preclinical studies, bioanalytical support of all ongoing clinical trials, developing backup formulations and compounds for our drug candidates and advancing our research pipeline.

•	Dr. Rabson’s 2008 goals related to advancement of partnering collaborations, directing general legal matters and compliance, and managing the Company’s intellectual property assets.

•	Dr. Wolff’s 2008 goals related to the completion and presentation of data from certain clinical trials for our cardiac muscle contractility and oncology development programs, providing certain Phase I and Phase II clinical data to Amgen Inc. to inform its option decision, and providing clinical and regulatory support for our corporate alliances with Amgen and GlaxoSmithKline.

2009 Individual Goals.  For 2009:

•	Ms. Barbari’s 2009 goals related to specific activities in maintaining appropriate cash reserves, gaining access to additional equity capital, launching a corporate branding program, conducting a Research and Development day for investors, maintaining timely financial reporting to effectively manage business operations, meeting SEC reporting compliance requirements, and ensuring compliance with internal controls as required by the Sarbanes-Oxley Act of 2002.

•	Dr. Morgans’ 2009 goals related to ensuring the manufacture of sufficient material to support planned and on-going clinical and preclinical studies, the conduct of certain preclinical studies, bioanalytical support of all ongoing clinical trials, developing backup formulations and compounds for our drug candidates and advancing our research pipeline.

•	Dr. Rabson’s 2009 goals related to advancement of partnering collaborations, directing general legal matters and compliance, and managing the Company’s intellectual property assets.

•	Dr. Wolff’s 2009 goals related to the completion and presentation of data from certain clinical trials for our cardiac muscle and skeletal contractility development programs, providing certain Phase I and Phase II clinical data to Amgen Inc. to inform its option decision, and providing clinical and regulatory support for our corporate alliances with Amgen and GlaxoSmithKline.

At the end of each year, the Committee and the President and Chief Executive Officer determine the overall level of individual achievement for each named executive officer, which includes, but is not limited to, an assessment of the executive’s performance relative to these goals. The Committee does not use a rigid formula in determining each executive officer’s level of achievement with respect to his or her individual goals or otherwise, but takes into consideration:

•	the extent of results achieved against the specific deliverables associated with each objective;

•	the extent to which the objective was a significant stretch goal for the individual;

•	whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results;

•	the overall performance of the functional areas for which the executive officer has responsibility;

•	the manner in which the executive officer contributes to the overall success of the company, including areas outside of his or her responsibility;

•	the overall management of the executive officer’s staff;

•	other factors that may have made some stated goals more or less important to the Company’s success; and

•	other accomplishments by the individual during the year which, although not included as part of the formal goals, are nonetheless deemed important to the Company’s near- and long-term success.

The Committee does not use any specific weighting scheme in these assessments, but uses its discretion and judgment to determine, based on recommendations by the President and Chief Executive Officer, a percentage that it believes fairly represents the named executive officer’s individual achievement level for the year.

2009 and 2010 Executive Compensation Decisions

Corporate Achievement Levels.

2008 Achievement Level.  In February 2009, the Committee determined that the Company had an overall corporate achievement level of 80% for 2008. This determination was based on successes in the advancement of the Company’s cardiovascular clinical development program, the advancement of the Company’s skeletal and smooth muscle programs and the Company’s expense reductions that provided for sufficient cash reserves for greater than 12 months. These achievements were considered alongside delays in the conduct of the Company’s clinical oncology programs and delays in achieving certain business development and financing goals.

Despite the Company’s 80% overall corporate achievement level for 2008, in February 2009 management recommended and the Committee accepted that in light of general economic conditions, and in the interest of preserving the Company’s cash balances, the salary levels for all named executive officers would remain the same as for 2008. The Committee also exercised its discretion and accepted management’s recommendation that, for the same reasons, no bonuses would be awarded to the named executive officers or employees based on 2008 achievements. Because no performance-based bonuses were awarded for 2008 and executive salaries were not increased in February 2009, the Committee did not assess individual 2008 achievement levels for the named executive officers at that time.

Special Bonus and Salary Increases Awarded in 2009.  On June 30, 2009, the Board of Directors of the Company, upon the Committee’s recommendation, approved a special cash bonus program for all of the Company’s employees, including the named executive officers. The Board of Directors adopted the special bonus program in recognition of the employees’ efforts and contributions that permitted the Company to achieve a position of relative financial strength and strategic advantage. In particular, the Board of Directors recognized the advancement of omecamtiv mecarbil in clinical development that resulted in Amgen Inc. exercising its option to acquire an exclusive license to the Company’s cardiac myosin activator program in May 2009, triggering a $50 million payment to the Company, and the closing of a registered direct financing in May 2009. The cash bonus payments were made to the Company’s employees, including the named executive officers, in July 2009.

All cash bonuses under any bonus program of the Company are paid at the discretion of the Board of Directors. The Committee exercised its discretion in recommending the amount of these cash bonuses and did not attempt to quantify the level of achievement of corporate goals or the extent to which each named executive officer’s division or department contributed to the overall success of the Company.

Also on June 30, 2009, the Board of Directors, upon the Committee’s recommendation, increased the 2009 base salaries for the Company’s named executive officers. The salary increases for the Company’s named executive officers were based on a review of each officer’s respective 2008 performance against both the Company’s and the officer’s individual goals, the officer’s broader contributions to the organization, the role the officer was anticipated to play for the remainder of 2009, and competitive salary data for the Peer Companies for 2009. The named executive officers’ salary increases were effective July 1, 2009.

2009 Achievement Level.  In February 2010, the Committee determined that the Company had an overall corporate achievement level of 90% for 2009. This determination was based on successes in the advancement of the Company’s cardiovascular and skeletal muscle clinical development programs, the advancement of the Company’s skeletal and smooth muscle research programs, and the generation of funds through equity and debt financings and a corporate partnering arrangement with Amgen. These achievements were considered alongside delays in achieving other business development and research goals.

Robert I. Blum.

2009 Compensation Decisions:

•	Salary. Mr. Blum’s salary was increased 14% to $500,000 effective July 1, 2009. The 14% increase included a 4% merit increase based on his achievement level, and a 10% adjustment based on competitive data from the Peer Companies that indicated that his base salary was significantly below the market median.

•	Bonus. No bonus was awarded for 2008 performance, as discussed above under “2008 Achievement Level.” In July 2009, Mr. Blum was paid a bonus of $190,000 under the employee special cash bonus program.

•	Equity. In February 2009, Mr. Blum was awarded stock options to purchase 275,000 shares of Common Stock in consideration of the role he was expected to play in the future and as a result of a comparison of his existing ownership interest in the Company to that of the competitive market data for chief executives of the Peer Companies. The grant was larger than in prior periods in partial recognition that no bonus was awarded for 2008 performance and no salary increase was made at that time.

2010 Compensation Decisions: As President and Chief Executive Officer, Mr. Blum’s individual achievement level is based solely on the corporate achievement level, which for 2009 was 90%, as discussed above.

•	Salary. Mr. Blum’s salary was increased 5% to $525,000 effective March 1, 2010. The 5% increase included a 3% merit increase based on his achievement level, and a 2% adjustment to bring his base compensation closer to the targeted salary range based on data from the Peer Companies.

•	Bonus. In March 2010, Mr. Blum was paid a bonus for 2009 performance of $225,000, or 45% of his 2009 base salary. This was based on a target bonus of 50% of base salary, multiplied by the achievement level of 90%.

•	Equity. In February 2010, Mr. Blum was awarded stock options to purchase 270,000 shares of Common Stock in consideration of his performance as President and Chief Executive Officer in 2009. This award was within the targeted equity award range based on an analysis of data from the Peer Companies provided by the independent compensation consultant.

Sharon A. Barbari.

2009 Compensation Decisions:   The Committee determined that Ms. Barbari’s individual achievements for 2008 included implementation of expense reductions that allowed the Company to end the year with sufficient cash reserves for greater than 12 months, balanced by delays in completing equity financings.

•	Salary. Ms. Barbari’s salary was increased 7% to $372,000 effective July 1, 2009. The 7% increase included a 3% merit increase based on her achievement level, and a 4% adjustment in recognition of Ms. Barbari’s promotion to the executive vice president level.

•	Bonus. No bonus was awarded for 2008 performance, as discussed above under “2008 Achievement Level.” In July 2009, Ms. Barbari was paid a bonus of $100,000 under the employee special cash bonus program.

•	Equity. In February 2009, Ms. Barbari was awarded stock options to purchase 150,000 shares of Common Stock in consideration of the role she was expected to play in the future and as a result of a comparison of her existing ownership interest in the Company to that of the competitive market data for chief financial officers at our Peer Companies. The grant was larger than in prior periods in partial recognition that no bonus was awarded for 2008 performance and no salary increase was made at that time.

2010 Compensation Decisions:   The Committee determined that Ms. Barbari’s individual achievement level for 2009 was 90%, influenced by achieving the principal goal of ending 2009 with cash reserves in excess of those required to cover the upcoming twenty months of forecasted expenditures, managing adherence to budgetary goals, and facilitating a successful Research and Development Day event for investors.

•	Salary. Ms. Barbari’s salary was increased 3% to $383,000 effective March 1, 2010, based on her achievement level.

•	Bonus. In March 2010, Ms. Barbari was paid a bonus for 2009 performance of $133,920, or 36% of her 2009 base salary. This was based on a target bonus of 40% of base salary, multiplied by an overall achievement level of 90% (based on a weighting of 25% for her individual achievement level and 75% for the corporate achievement level).

•	Equity. In February 2010, Ms. Barbari was awarded stock options to purchase 135,000 shares of Common Stock. This award was in consideration of her contributions in managing the Company’s financial resources, and was within the target equity award range based on an analysis of data from the Peer Companies provided by the independent compensation consultant.

David J. Morgans.

2009 Compensation Decisions:  The Committee determined that Dr. Morgans’ individual achievements for 2008 included meeting or exceeding goals resulting in the advancement of compounds to the next stage of research in our skeletal and smooth muscle programs.

•	Salary. Dr. Morgans’ salary was increased 3% to $363,000 effective July 1, 2009, based on his achievement level.

•	Bonus. No bonus was awarded for 2008 performance, as discussed above under “2008 Achievement Level.” In July 2009, Dr. Morgans was paid a bonus of $130,000 under the employee special cash bonus program.

•	Equity. In February 2009, Dr. Morgans was awarded stock options to purchase 150,000 shares of Common Stock in consideration of the role he was expected to play in the future, as a result of a comparison of his existing ownership interest in the Company to that of the competitive market data, and in partial recognition that no bonus was awarded for 2008 performance and no salary increase was made at that time.

2010 Compensation Decisions:  The Committee determined that Dr. Morgans’ individual achievement level for 2009 was 80%, based on the completion of the majority of the goals for the research, preclinical and nonclinical development areas. These goals included the completion of an investigational new drug application (“IND”) enabling pharmacology studies, the filing of an IND for CK-2017357, the advancement of IND-enabling non-clinical development studies for a backup compound for CK-2017357, and the advancement of research programs to lead optimization and hit-to-lead status.

•	Salary. Dr. Morgans’ salary was increased 5% to $379,500 effective March 1, 2010. The 5% increase included a 3% merit increase based on his achievement level and a 2% adjustment to bring his base compensation within the targeted salary range based on data from the Peer Companies.

•	Bonus. In March 2010, Dr. Morgans was paid a bonus for 2009 performance of $127,050, or 35% of his 2009 base salary. This was based on a target bonus of 40% of base salary, multiplied by an overall achievement level of 88% (based on a weighting of 25% for his individual achievement level and 75% for the corporate goal achievement level).

•	Equity. In February 2010, Dr. Morgans was awarded stock options to purchase 135,000 shares of Common Stock. This award was in consideration of his contributions toward advancing our research and preclinical compounds, and was within the targeted equity award range based on an analysis of data from the Peer Companies provided by the independent compensation consultant.

Michael S. Rabson.

2009 Compensation Decisions:   The Committee determined that Dr. Rabson’s individual achievement level for 2008 included progress toward meeting contractual requirements in anticipation of Amgen’s option exercise, partly offset by delays in achieving other business development and corporate partnering goals.

•	Salary. Dr. Rabson’s salary was increased 3% to $360,000 effective July 1, 2009, based on his achievement level.

•	Bonus. No bonus was awarded for 2008 performance, as discussed above under “2008 Achievement Level.” In July 2009, Dr. Rabson was paid a bonus of $75,000 under the employee special cash bonus program.

•	Equity. In February 2009, Dr. Rabson was awarded stock options to purchase 110,000 shares of Common Stock in consideration of the role he was expected to play in the future, as a result of a comparison of his existing ownership interest in the Company to that of the competitive market data, and in partial recognition that no bonus was awarded for 2008 performance and no salary increase was made at that time.

2010 Compensation Decisions:   Dr. Rabson terminated his employment with the Company in February 2010. Accordingly, no individual achievement level for 2009 was determined for Dr. Rabson and no performance-based compensation for 2009 was awarded.

Andrew A. Wolff.

2009 Compensation Decisions:  The Committee determined that Dr. Wolff’s individual achievements for 2008 included successes in the advancement of clinical trials for our cardiac muscle contractility program, partly offset by delays in the conduct of clinical trials for our oncology program.

•	Salary. Dr. Wolff’s salary was increased 3% to $370,000 effective July 1, 2009, based on his achievement level.

•	Bonus. No bonus was awarded for 2008 performance, as discussed above under “2008 Achievement Level.” In July 2009, Dr. Wolff was paid a bonus of $100,000 under the employee special cash bonus program.

•	Equity. In February 2009, Dr. Wolff was awarded stock options to purchase 130,000 shares of Common Stock in consideration of the role he was expected to play in the future, as a result of a comparison of his existing ownership interest in the Company to that of the competitive market data, and in partial recognition that no bonus was awarded for 2008 performance and no salary increase was made at that time.

2010 Compensation Decisions:   The Committee determined that Dr. Wolff’s individual achievement level for 2009 was 80%, based on the completion of the majority of the clinical development goals, including successes in initiating studies and providing key data relating to omecamtiv mecarbil, which informed Amgen’s decision with respect to its option, and initiating and announcing data for a first-time-in-humans and other Phase I clinical trials for CK-2017357.

•	Salary. Dr. Wolff’s salary was increased 2% to $378,250 effective March 1, 2010, in line with his performance and goal achievement.

•	Bonus. In March 2010, Dr. Wolff was paid a bonus for 2009 performance of $97,125, or 26% of his 2009 base salary. This was based on a target bonus of 30% of base salary, multiplied by an overall achievement level of 88% (based on a weighting of 25% for his individual achievement level and 75% for the corporate achievement level).

•	Equity. In February 2010, Dr. Wolff was awarded stock options to purchase 135,000 shares of Common Stock. This award was in consideration of meeting or exceeding the primary goals of advancing clinical programs and facilitating Amgen’s option exercise. This award was aggressive in relation to the target equity award range based on an analysis of data from the Peer Companies provided by the independent compensation consultant, and in part in recognition of the role Dr. Wolff is expected to play in the advancement of the Company’s clinical development program.

Severance Benefits or Employment Agreements

The Company has entered into Executive Employment Agreements with each of its named executive officers. These agreements provide for salary and benefit continuation and bonus payments should certain conditions take place following a change of control of the Company. The terms of these agreements are described in more detail in the section entitled “Potential Payments Upon Termination or Change of Control.” The Company believes these severance and change of control benefits are an essential element of the Company’s executive compensation package and assist it in recruiting and retaining talented executive officers. These agreements are in line with customary practices at an executive officer level at the Peer Companies. The agreements were modified in 2009 to conform with Section 409A of the Internal Revenue Code, but no other material modifications were made to the terms of the agreements.

Other Compensation

All of the Company’s executive officers are eligible to participate in its employee benefit plans, including medical, dental, life insurance, employee stock purchase and 401(k) plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally the Company’s policy not to extend significant perquisites to its executive officers that are not available to its employees generally. The Committee has no current plans to make changes to levels of benefits and perquisites provided to executive officers.

Compensation and Talent Committee Report

The Compensation and Talent Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMPENSATION AND
TALENT COMMITTEE

L. Patrick Gage
A. Grant Heidrich
Michael Schmertzler

Dated: March 31, 2010

Compensation Committee Interlocks and Insider Participation

During fiscal year 2009, directors L. Patrick Gage, A. Grant Heidrich, Mark McDade and Michael Schmertzler served on the Compensation and Talent Committee. No current or former member of the Compensation and Talent Committee or executive officer of the Company has served as a member of the Board of Directors or Compensation and Talent Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation and Talent Committee. The current and former members of the Compensation and Talent Committee were not officers or employees of the Company while a member of the Compensation and Talent Committee during fiscal year 2009.

Summary Compensation Table

The following table summarizes the total compensation earned by or paid to each of the named executive officers for the fiscal years ended December 31, 2009, 2008 and 2007:

					Grant Date Fair	Non-Equity
					Value of Option	Incentive Plan		All Other
		Salary	Bonus		Awards	Compensation		Compensation		Total
Name and Principal Position	Year	$(1)	($)		($)(2)	($)		($)		($)

Robert I. Blum	2009	$470,000	$190,000	(3)	$345,373	$225,000	(5)	—		$1,230,373
President and Chief	2008	$433,333	$3,600	(4)	$404,700	—	(6)	—		$841,633
Executive Officer	2007	$397,788	$36,500	(4)	$1,152,625	$90,000	(7)	—		$1,676,913
Sharon A. Barbari	2009	$359,750	$100,000	(3)	$188,385	$133,920	(5)	—		$782,055
Executive Vice President, Finance	2008	$345,250	—		$252,938	—	(6)	—		$598,188
and Chief Financial Officer	2007	$331,667	—		$276,630	$56,363	(7)	—		$664,660
David J. Morgans, Jr., Ph.D.	2009	$357,500	$130,000	(3)	$188,385	$127,050	(5)	$10,444	(9)	$813,379
Executive Vice President,	2008	$346,666	$3,000	(8)	$303,525	—	(6)	$50,725	(9)	$703,916
Preclinical Research and	2007	$316,667	$30,200	(8)	$299,683	$58,800	(7)	$53,506	(9)	$758,856
Development
Michael S. Rabson, Ph.D.	2009	$355,000	$75,000	(3)	$138,149	—		—		$568,149
Senior Vice President,	2008	$263,846	—		$397,620	—	(6)	—		$661,466
Business Development & Legal	2007	—	—		—	—		—		—
Affairs and General Counsel
Andrew A. Wolff, M.D., F.A.C.C	2009	$365,000	$100,000	(3)	$163,267	$97,125	(5)	—		$725,392
Senior Vice President, Clinical	2008	$358,500	—		$252,938	—	(6)	—		$611,438
Research and Development and	2007	$349,167	—		$253,578	$47,385	(7)	—		$650,130
Chief Medical Officer

(1)	Includes amounts earned but deferred at the election of the named executive officers pursuant to the Company’s 401(k) employee savings and retirement plan.

(2)	Amounts in this column reflect the grant date fair value of awards granted pursuant to the Company’s equity incentive plans, calculated in accordance with the accounting guidance for stock compensation. Assumptions used for the valuation of option grants are set forth in Note 1 to the Company’s audited financial statements for each of the fiscal years ended December 31, 2009, 2008 and 2007, included in the Company’s Annual Report on Form 10-K for each of such years.

(3)	Represents amounts paid on July 1, 2009 pursuant to a special cash bonus program for Company employees, including the named executive officers, in recognition of efforts and contributions that permitted the Company to achieve its position of relative financial strength and strategic positioning. Particular achievements included the advancement of omecamtiv mecarbil in clinical development that resulted in Amgen Inc. exercising its option to acquire an exclusive license to the Company’s cardiac myosin activator program, triggering a $50 million payment to the Company, and the closing of a registered direct equity financing in 2009.

(4)	Represents amounts earned under Mr. Blum’s Amended and Restated Cash Bonus Agreement, entered into on December 1, 2003.

(5)	Represents amounts earned in 2009 pursuant to the Company’s Employee Bonus Plan and paid on March 12, 2010.

(6)	No performance bonuses pursuant to the Company’s Employee Bonus Plan were awarded for 2008.

(7)	Represents amounts earned in 2007 pursuant to the Company’s Employee Bonus Plan and paid on March 10, 2008.

(8)	Represents amounts earned under Dr. Morgans’ Amended and Restated Cash Bonus Agreement, entered into on December 1, 2003.

(9)	Represents principal and interest related to interest-bearing loans we entered into with Dr. Morgans on October 18, 2000 and May 20, 2002. 100% of the interest is forgiven each year and 25% of the principal amount is forgiven on a pro rata basis over a period of 4 years beginning on the fifth anniversary of each loan as long as Dr. Morgans is still employed by the Company. The 2000 loan was fully forgiven as of October 2008. If Dr. Morgans’ employment with the Company terminates due to his death or permanent disability, 100% of the remaining principal and interest on the 2002 loan will be forgiven.

Employment and Other Agreements

The Company has entered into Executive Employment Agreements with each of the executive officers, including those named in the Summary Compensation Table.

The Executive Employment Agreements provide for such officers to remain at-will employees of the Company and to receive salary, bonus and benefits as determined at the discretion of the Board of Directors. Such agreements also provide for such officers to receive certain benefits if, within the eighteen month period following a change of control of the Company, they resign for good reason or are terminated by the Company or its successor other than for cause — see “Potential Payments Upon Termination or Change of Control” below.

Grants of Plan Based Awards in 2009

The following table sets forth information regarding plan-based awards to each of the named executive officers during 2009:

					All Other
					Option
					Awards:	Exercise	Grant Date
		Estimated Future Payouts Under			Number of	or Base	Fair Value of
		Non-Equity Incentive Plan			Securities	Price of	Stock and
		Awards(1)			Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)(2)	($)	($)

Robert I. Blum	2/26/09	$0	$250,000	$300,000	275,000	$1.85	$345,373
Sharon A. Barbari	2/26/09	$0	$148,800	$178,560	150,000	$1.85	$188,385
David J. Morgans, Jr., Ph.D.	2/26/09	$0	$145,200	$174,240	150,000	$1.85	$188,385
Michael S. Rabson, Ph.D.	2/26/09	—	—	—	110,000	$1.85	$138,149
Andrew A. Wolff, M.D., F.A.C.C.	2/26/09	$0	$111,000	$133,200	130,000	$1.85	$163,267

(1)	Reflects each named executive officer’s participation in our Employee Bonus Plan, calculated based on each officer’s respective base salary and position as of December 31, 2009, with the exception of Dr. Rabson, who left the Company in February 2010 and therefore was not eligible for an award under the plan. Amounts actually earned under the plan in 2009, if any, are reflected in the Summary Compensation Table above.

(2)	All options granted to the named executive officers in 2009 were granted under the 2004 Equity Plan. Each option vests monthly over a four-year period.

Outstanding Equity Awards at December 31, 2009

The following table sets forth information regarding unexercised stock options held by each named executive officer as of December 31, 2009:

	Number of Securities
	Underlying Unexercised			Option	Option
	Options (#)			Exercise	Expiration
Name	Exercisable	Unexercisable(1)		Price ($)	Date

Robert I. Blum	12	—		$0.58	11/14/2010
	31,097	—		$1.20	07/10/2012
	34,500	—		$1.20	05/21/2013
	76,192	—		$2.00	12/18/2013
	45,000	—		$6.59	04/11/2015
	93,750	6,250		$7.15	03/01/2016
	171,875	78,125		$6.81	03/14/2017
	91,666	108,334		$3.37	02/28/2018
	57,291	217,709		$1.85	02/26/2019
Sharon A. Barbari	110,000	—		$9.95	09/15/2014
	16,500	—		$6.59	04/11/2015
	56,250	3,750		$7.15	03/01/2016
	41,250	18,750		$6.81	03/14/2017
	55,291	67,709		$3.37	02/28/2018
	31,250	118,750		$1.85	02/26/2019
David J. Morgans, Jr., Ph.D.	34,000	—		$6.50	03/08/2014
	50,000	—		$6.59	04/11/2015
	56,250	3,750		$7.15	03/01/2016
	44,687	20,213		$6.81	03/14/2017
	68,750	81,250		$3.37	02/28/2018
	31,250	118,750		$1.85	02/26/2019
Michael S. Rabson, Ph.D.	87,500	112,500	(2)	$3.32	03/31/2018
	7,916	87,084		$1.85	02/26/2019
Andrew A. Wolff, M.D., F.A.C.C.	110,000	—		$9.91	10/20/2014
	12,500	—		$6.59	04/11/2015
	56,250	3,750		$7.15	03/01/2016
	37,812	17,188		$6.81	03/14/2017
	57,291	67,709		$3.37	02/28/2018
	27,083	102,917		$1.85	02/26/2019

(1)	Except as described in note (2), currently unexercisable options in this table vest monthly over a four-year period.

(2)	This option vests 25% after one year and the remainder of the shares vest ratably monthly over the subsequent three years.

Option Exercises in 2009

The following table sets forth information on stock option exercises by named executive officers during the fiscal year ended December 31, 2009:

	Option Awards
	Number of
	Shares Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)

Robert I. Blum	73,000	$69,637
Sharon A. Barbari	2,000	60
David J. Morgans, Jr., Ph.D.	—	—
Michael S. Rabson, Ph.D.	15,000	11,850
Andrew A. Wolff, M.D., F.A.C.C.	—	—

Potential Payments Upon Termination or Change of Control

The Company has entered into Executive Employment Agreements with each of the executive officers, including those named in the summary compensation table. Such agreements provide for each of such officers to receive certain benefits if, within the eighteen-month period following a change of control of the Company, the executive officer resigns for good reason or is terminated by the Company or its successor other than for cause (a “qualifying resignation or termination”) and such officer signs a standard release of claims with the Company.

“Good reason” includes a material reduction in salary; a material decrease in duties or responsibilities; a material decrease in the duties or responsibilities of the supervisor to whom the executive officer is required to report; a material decrease in the budget over which the executive officer has authority; relocation of the place of employment to a location more than fifty miles from the Company’s location at the time of the change in control; or a material breach of the Executive Employment Agreement by the Company or its successor.

“Cause” includes failure to substantially perform the duties of the job other than due to physical or mental illness; engaging in conduct that is materially injurious to the Company or constitutes gross misconduct; material breach of the Executive Employment Agreement by the executive officer; material breach of Company policies that have been adopted by the Board of Directors; conviction of a felony; or fraud against the Company.

Upon a qualifying resignation or termination, Ms. Barbari, Dr. Morgans and Dr. Wolff will become entitled to receive: continuing severance payments at a rate equal to their base salary for a period of eighteen months; a lump sum payment equal to their full target annual bonus; acceleration in full of vesting of options for Common Stock held by them; the lapse in full of the Company’s right of repurchase with respect to unvested restricted shares of Common Stock held by them; and continued employee benefits until the earlier of eighteen months following the date of termination or resignation or the date they obtain employment with generally similar employee benefits. In the event that such payments constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Executive Employment Agreements of Ms. Barbari, Dr. Morgans and Dr. Wolff each provide that the benefit amount may be reduced so that no portion of the payment is subject to the excise tax.

Upon a qualifying resignation or termination, Mr. Blum will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of twenty-four months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of options for Common Stock held by him; the lapse in full of the Company’s right of repurchase with respect to unvested restricted shares of Common Stock held by him; and continued employee benefits until the earlier of twenty-four months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits. In the event that such payments constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, Mr. Blum is eligible to receive a payment from the Company sufficient to pay the excise tax, and a tax gross-up payment, which is an additional payment sufficient to pay the excise tax and other income taxes resulting from the initial excise tax payment.

The provisions of each Executive Employment Agreement are intended to comply with the requirements of Section 409A so that none of the severance payments or benefits to be provided under the agreements will be subject to the additional tax imposed under Section 409A. If severance payments to an executive officer at the time of termination would trigger the additional tax imposed under Section 409A, then such payments will instead become payable to the executive officer starting six months and one day after the termination date.

As of December 31, 2009, none of the named executive officers held unvested shares of Common Stock that were subject to the Company’s right of repurchase.

Severance payments and benefits provided to an executive officer under an Executive Employment Agreement following a qualifying resignation or termination are subject to certain conditions including adherence to existing confidentiality, proprietary information and invention assignment agreements, and non-competition clauses.

The following table summarizes the potential benefits the named executive officers would receive in the circumstances described above assuming their employment had been terminated on December 31, 2009:

			Acceleration of	Continuation
			Vesting of	of Employee
Name	Salary	Bonus	Stock Options(1)	Benefits(2)	Total(3)

Robert I. Blum	$1,000,000	$250,000	$230,771	$46,514	$1,527,285
Sharon A. Barbari	$558,000	$148,800	$125,875	$34,637	$867,312
David J. Morgans, Jr., Ph.D.	$544,500	$145,200	$125,875	$34,115	$849,690
Andrew A. Wolff, M.D., F.A.C.C.	$555,000	$111,000	$109,092	$34,250	$809,342

(1)	The value of the acceleration of vesting of stock options is based on the fair market value of the Common Stock on December 31, 2009 less the exercise price of the stock option for which the vesting would be accelerated. If the fair market value of the Common Stock is lower than the exercise price, the acceleration of the option has no benefit to the executive and the amount reported in the table is zero.

(2)	Includes the cost of premiums for medical, dental, vision, life and disability insurance coverage under the Company’s group employee benefit plans.

(3)	Based on the payment amounts reflected in the table, none of the named executive officers would be subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code as of December 31, 2009. Thus Mr. Blum would not receive excise tax reimbursement or tax gross-up payments, and the termination payments to the other named executive officers would not be reduced to avoid excise taxes.

Director Summary Compensation Table for 2009

The following table summarizes the total compensation earned by the Company’s Directors for the fiscal year ended December 31, 2009:

		Grant Date
		Fair Value
	Fees Earned or	of Option	All Other
	Paid in Cash	Awards	Compensation		Total
Name	($)(1)	($)(1)(2)	($)		($)

Robert I. Blum(3)	—	—	—		—
Stephen Dow(4)	$31,375	$64,826	—		$96,201
L. Patrick Gage, Ph.D.(5)	$3,500	$66,846	—		$70,346
Denise M. Gilbert, Ph.D.(6)	$58,500	$18,674	—		$77,174
A. Grant Heidrich, III(7)	$20,100	$52,309	—		$72,409
John T. Henderson, M.B., Ch.B.(8)	$19,550	$83,296	—		$102,846
Mark McDade(9)	$22,200	$18,674	—		$40,874
James H. Sabry, M.D., Ph.D.(10)	$53,000	—	$60,000	(13)	$113,000
Michael Schmertzler(11)	$29,550	$35,490	—		$65,040
James A. Spudich, Ph.D.(12)	$16,500	$52,309	$28,125	(14)	$96,934

(1)	Mr. Dow, Mr. Heidrich, Dr. Henderson and Dr. Spudich made an annual election to receive 100% of their retainer fees for 2009 in stock options. Mr. Schmertzler made an annual election to receive 50% of his retainer fees for 2009 in stock options.

(2)	Amounts in this column reflect the grant date fair value of awards granted in 2009, calculated in accordance with the accounting guidance for stock compensation. Assumptions used for the valuation of option grants are set forth in Note 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K.

(3)	Employee Directors receive no separate compensation for their services as members of the Board of Directors.

(4)	As of December 31, 2009, Mr. Dow had outstanding options to purchase 89,959 shares of Common Stock, of which 81,056 were exercisable.

(5)	As of December 31, 2009, Dr. Gage had outstanding options to purchase 30,000 shares of Common Stock, of which 833 were exercisable.

(6)	As of December 31, 2009, Dr. Gilbert had outstanding options to purchase 45,000 shares of Common Stock, of which 24,583 were exercisable.

(7)	As of December 31, 2009, Mr. Heidrich had outstanding options to purchase 79,245 shares of Common Stock, of which 71,533 were exercisable.

(8)	As of December 31, 2009, Dr. Henderson had outstanding options to purchase 66,428 shares of Common Stock, of which 36,130 were exercisable.

(9)	As of December 31, 2009, Mr. McDade had outstanding options to purchase 57,500 shares of Common Stock, of which 51,250 were exercisable. Mr. McDade’s unexpired options will remain exercisable as long as he continues to provide consulting services to the Company.

(10)	As of December 31, 2009, Dr. Sabry had outstanding options to purchase 659,354 shares of Common Stock, of which 618,729 were exercisable. Dr. Sabry’s unexpired options will remain exercisable as long as he continues to provide consulting services to the Company.

(11)	As of December 31, 2009, Mr. Schmertzler had outstanding options to purchase 67,122 shares of Common Stock, of which 60,141 were exercisable.

(12)	As of December 31, 2009, Dr. Spudich had outstanding options to purchase 89,245 shares of Common Stock, of which 81,533 were exercisable.

(13)	Represents fees earned by Dr. Sabry for services rendered in his capacity as the Chairman of our Scientific Advisory Board and for other consulting services.

(14)	Represents fees earned by Dr. Spudich for services rendered in his capacity as a member of our Scientific Advisory Board.

The Company reimburses its non-employee directors for their expenses incurred in connection with attending Board of Directors and committee meetings.

The Chairman of the Board of Directors receives an annual base retainer of $40,000, the Lead Outside Director receives an annual base retainer of $30,000, and other non-employee directors receive an annual base retainer of $20,000. Non-employee directors who serve as Board of Directors committee chairpersons receive an additional $5,000 annual retainer, with the exception of the Chairperson of the Audit Committee, who receives an additional $10,000 annual retainer. Other non-employee Board of Directors committee members receive an additional $2,500 retainer for each committee of which they are a member.

Each independent outside director may make an annual election to receive his or her annual base retainer in cash or to receive either 50% or 100% of the retainer in stock options. The grant date of the stock options is the first business day of the calendar year. The number of stock options is calculated at a rate of 2.5 times the cash retainer amount, divided by the closing price of the Company’s Common Stock on the date of grant. For example, if a director elects to receive 100% of the retainer in stock options, $50,000 (2.5 times $20,000) is divided by the closing stock price on the date of grant to determine the number of stock options. The stock options vest monthly over a one-year vesting period.

Non-employee directors are also paid a per meeting fee of $1,500 for attendance at each Board of Directors meeting or $1,000 for attendance by telephone, and are paid $1,000 for attendance at each meeting of a Board of Directors committee or $650 for attendance by telephone.

We have in the past granted non-employee directors options to purchase our Common Stock pursuant to the terms of our 2004 Equity Plan, and our Board of Directors continues to have the discretion to grant options to new and continuing non-employee Directors. In January and March 2004, our Board of Directors and stockholders, respectively, approved our 2004 Equity Plan, which provided for automatic grants of stock options to directors who are not our officers or employees. Currently, new directors receive an initial option grant of 30,000 shares on joining the Board of Directors, and continuing directors receive an annual option grant 15,000 shares. Generally, grants to new directors vest monthly over three years and grants to continuing directors vest monthly over one year.

Employee directors who meet the eligibility requirements may participate in the Company’s 2004 Employee Stock Purchase Plan.

The Company maintains director and officer indemnification insurance coverage. This insurance covers directors and officers individually. The policies currently run from June 1, 2009 through June 1, 2010 at a total annual cost of $245,000. The primary carrier is Old Republic Insurance Company.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed and approved annually by the Audit Committee. The purpose of the Audit Committee is to:

•	Select the Company’s independent auditors and oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s financial reporting process, (iii) the Company’s compliance with legal and regulatory requirements under applicable securities law, (iv) the independent auditors’ qualifications, independence and performance, (v) the Company’s systems of internal accounting and financial controls, and (iv) other areas of current or potential risk to the Company’s finances;

•	Prepare a report in the Company’s annual proxy statement in accordance with SEC rules;

•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

In fulfilling its responsibilities during 2009, the Audit Committee has:

•	Reviewed and discussed the audited financial statements and the Company’s financial reporting processes with management;

•	Discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, matters required to be discussed under Statements of Auditing Standards No. 61, Communications with Audit Committees, as amended, and Statements of Auditing Standards No. 90, Communication with Audit Committees;

•	Received from PricewaterhouseCoopers LLP written disclosures and a letter regarding their independence as required by the rules of the Public Company Accounting Oversight Board, and discussed with PricewaterhouseCoopers LLP their independence from management and the Company.

•	Discussed with PricewaterhouseCoopers LLP the overall scope and plans for the audit. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Respectfully submitted,

MEMBERS OF THE AUDIT COMMITTEE

Stephen Dow
Denise M. Gilbert
John T. Henderson

Dated: March 31, 2010

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during 2009, the executive officers and directors of the Company complied with all applicable filing requirements.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policy is that any transaction with a related party that is required to be reported under applicable SEC rules, other than compensation-related matters and waivers of our Code of Ethics, must be reviewed and approved according to an established procedure. Such a transaction is reviewed by the Audit Committee as required by the Audit Committee’s charter, and if approved, is then submitted to the full Board of Directors where it is subject to review and approval or ratification by a majority of the independent, disinterested directors. The Company has not adopted specific standards for approval of these transactions, but instead reviews each such transaction on a case by case basis. The Company’s policy is to require that all such compensation-related matters be reviewed by the Compensation and Talent Committee and, if approved, submitted to the Board of Directors for review and approval. Any waiver of our Code of Ethics must be reviewed by the Nominating and Corporate Governance Committee and, if approved, must be reported under applicable SEC rules.

Collaboration and Option Agreement and Common Stock Purchase Agreement with Amgen Inc.

On December 29, 2006, the Company entered into a collaboration and option agreement with Amgen (the “Amgen Agreement”) to discover, develop and commercialize novel small-molecule therapeutics that activate cardiac muscle contractility for potential applications in the treatment of heart failure, including omecamtiv mecarbil, formerly known as CK-1827452. The Amgen Agreement provided Amgen a non-exclusive license and access to certain technology, and an option to obtain an exclusive license to omecamtiv mecarbil and related compounds worldwide, except Japan. Under the agreement, the Company received an upfront, non-refundable license and technology access fee of $42.0 million from Amgen, which the Company was recognizing as revenue ratably over the maximum term of the non-exclusive license, which was four years.

In connection with entering into the Amgen Agreement, the Company contemporaneously entered into a common stock purchase agreement (the “CSPA”) with Amgen, which provided for the sale of 3,484,806 shares of Common Stock at a price per share of $9.47 and an aggregate purchase price of approximately $33.0 million. On January 2, 2007, the Company issued 3,484,806 shares of Common Stock to Amgen under the CSPA. After deducting the offering costs, the Company received net proceeds of approximately $32.9 million in January 2007. The common stock was valued using the closing price of the Common Stock on December 29, 2006, the last trading day of the Common Stock prior to issuance. The difference between the price paid by Amgen of $9.47 per share and the stock price of $7.48 per share of Common Stock totaled $6.9 million. This premium was recorded as deferred revenue in January 2007 and was being recognized as revenue ratably over the maximum term of the non-exclusive license granted to Amgen under the collaboration and option agreement, which was four years.

Prior to Amgen’s exercise of its option, the Company conducted research and development activities at its own expense for omecamtiv mecarbil in accordance with an agreed upon plan. In May 2009, Amgen exercised its option. In connection with the exercise of the option, Amgen paid the Company a non-refundable option exercise fee of $50.0 million in June 2009. At that time, Amgen assumed responsibility for the development and commercialization of omecamtiv mecarbil and related compounds, at Amgen’s expense, subject to the Company’s specified development and commercial participation rights. Amgen’s exclusive license extends for the life of the intellectual property that is the subject of the license, and the Company has no further performance obligations related to research and development under the program, except as defined by the annual joint research and development plans as the parties may mutually agree. Accordingly, the Company recognized the $50.0 million option exercise fee as license revenue from a related party in 2009.

Upon Amgen’s exercise of the option, the Company was required to transfer all data and know-how necessary to enable Amgen to assume responsibility for development and commercialization of omecamtiv mecarbil and related compounds. Under the Amgen Agreement, the Company may be eligible to receive pre-commercialization and commercialization milestone payments of up to $600.0 million in the aggregate on omecamtiv mecarbil and other potential products arising from research under the collaboration and royalties that escalate based on increasing levels of the annual net sales of products commercialized under the agreement. The agreement also provides for the Company to receive increased royalties by co-funding Phase III development costs of drug candidates under the collaboration. If the Company elects to co-fund such costs, it would be entitled to co-promote products in North America and participate in agreed commercial activities in institutional care settings, at Amgen’s expense.

Prior to Amgen’s exercise of its option in May 2009, the Company was amortizing the 2006 non-exclusive license and technology access fee from Amgen and related stock purchase premium over the maximum term of the non-exclusive license, which was four years. The non-exclusive license period ended upon the exercise of Amgen’s option in May 2009. The Company has no further performance obligations related to the non-exclusive license.

Accordingly, the Company recognized as revenue the balance of the deferred Amgen revenue at the time Amgen exercised its option. In 2009, the Company recognized $24.4 million related to the Amgen 2006 non-exclusive license and technology access fee and stock purchase premium as license revenues from related parties. In each of 2008 and 2007, the Company recognized license revenue related to the Amgen non-exclusive license and technology access fee and stock purchase premium of $12.2 million as license revenues from related parties.

Subsequent to Amgen obtaining the exclusive license to omecamtiv mecarbil and related compounds, the Company is providing research and development support of the program, as and when agreed to by both parties. Under the Amgen Agreement, Amgen reimburses the Company for such activities at predetermined rates per full-time employee equivalent (“FTE”), and for related out of pocket expenses at cost, including purchases of clinical trial material at manufacturing cost. The FTE rates are negotiated rates that are based upon the Company’s costs, and which the Company believes approximate fair value. In 2009, pursuant to the Amgen Agreement, the Company transferred to Amgen for $4.0 million the majority of the Company’s existing inventories of omecamtiv mecarbil and related reference materials. The $4.0 million purchase price was a negotiated price and represented the fair value of the materials transferred. The Company’s out of pocket costs for the transferred materials were incurred and recorded as research and development expense in prior periods. The Company recorded total research and development revenues under the Amgen Agreement of $7.1 million in 2009, including $4.0 million for the material transferred and $3.1 million for FTE and out of pocket expense reimbursements.

Deferred revenue related to Amgen was $0.8 million at December 31, 2009 and $24.5 million at December 31, 2008. The deferred revenue balance at December 31, 2009 resulted from Amgen’s prepayment of FTE reimbursements. The deferred revenue balance at December 31, 2008 represented the unrecognized portion of the upfront license fee and stock purchase premium from Amgen in 2006. Related party accounts receivable from Amgen were $0.2 million and $0.1 million at December 31, 2009 and December 31, 2008, respectively.

Investor Rights Agreement

Certain former holders of Preferred Stock, certain shares of Common Stock sold to an affiliate of GSK in connection with the Company’s initial public offering, and certain shares of Common Stock issuable upon the exercise of warrants or their permitted transferees were entitled to rights with respect to registration of these shares under the Securities Act of 1933, as amended. These rights were provided under the terms of the Company’s agreement with the holders of registrable securities. As of April 2009, all of these registration rights had expired.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its directors and officers, which require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

The information contained above under the captions “Compensation and Talent Committee Report” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: March 31, 2010

Appendix A

CYTOKINETICS, INCORPORATED

2004 EQUITY INCENTIVE PLAN, AS AMENDED

(as amended as of [     ])

1. Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Approval Authority” means an authority, governmental or otherwise, that regulates pre-market approval of goods and services.

(e) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Performance Units or Performance Shares.

(f) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Position” means the Company’s or a business unit’s level of cash, cash equivalents, and available for sale marketable securities.

(i) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(j) “Clinical Progression” means, for any Performance Period, a Product’s entry into or completion of a phase of clinical development, such as when a Product enters into or completes a Phase 1, Phase 2, Phase 3 or other clinical study.

(k) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(l) “Collaboration Arrangement” means, for any Performance Period, entry into an agreement or arrangement with a third party for the development, commercialization, marketing or distribution of a Product or for the conducting of a research program to discover or develop a Product or technologies.

(m) “Collaboration Progression” means, for any Performance Period, an event that triggers an obligation or payment right to accrue under a Collaboration Agreement.

(n) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(o) “Common Stock” means the common stock of the Company.

(p) “Company” means Cytokinetics, Incorporated, a Delaware corporation, or any successor thereto.

(q) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(r) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(s) “Director” means a member of the Board.

(t) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(u) “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(v) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion, subject to the provisions of Section 4(c).

(y) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(z) “Financing Event” means, for any Performance Period, the closing of any financing event for capital raising purposes.

(aa) “Fiscal Year” means the fiscal year of the Company.

(bb) “Freestanding SAR” means an SAR that is granted independently of any Option.

(cc) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(dd) “Net Income” means as to any Performance Period, the income after taxes of the Company or a business unit for the Performance Period determined in accordance with generally accepted accounting principles.

(ee) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(ff) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(gg) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(hh) “Operating Expenses” means the sum of the Company’s or a business unit’s research and development expenses and selling and general and administrative expenses during a Performance Period.

(ii) “Operating Income” means the Company’s or a business unit’s income from operations determined in accordance with generally accepted accounting principles.

(jj) “Option” means a stock option granted pursuant to the Plan.

(kk) “Outside Director” means a Director who is not an Employee.

(ll) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(mm) “Participant” means the holder of an outstanding Award.

(nn) “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

(oo) “Performance Share” means an Award granted to a Participant pursuant to Section 9.

(pp) “Performance Unit” means an Award granted to a Participant pursuant to Section 9.

(qq) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(rr) “Plan” means this 2004 Equity Incentive Plan.

(ss) “Product” means any drug candidate or product candidate requiring pre-market approval by an Approval Authority.

(tt) “Product Approval” means the approval by any Approval Authority of the right to market or sell a Product.

(uu) “Product Revenues” means as to any Performance Period, the Company’s or a business unit’s sales, royalties, license fees, milestones and related-party revenues, determined in accordance with generally accepted accounting principles.

(vv) “Profit After Tax” means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.

(ww) “Projects in Development” refers to one or more projects at any or all stages of development from conception, discovery, and/or initial research through Product Approval, including, but not limited to, pre-clinical studies, filing of an investigational new drug application (IND) or foreign equivalent, Phase 1, Phase 2, and Phase 3 clinical trials and submission and approval of a new drug application (NDA) or foreign equivalent.

(xx) “Regulatory Filings” means as to any Performance Period, filings submitted to an Approval Authority with respect to a Product for which the Company is pursuing Product Approval.

(yy) “Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(zz) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(aaa) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Profit After Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(bbb) “Revenue Growth” means as to any Performance Period, the Company’s or a business unit’s net sales determined in accordance with generally accepted accounting principles, compared to the net sales of the immediately preceding quarter.

(ccc) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ddd) “Section 16(b)” means Section 16(b) of the Exchange Act.

(eee) “Service Provider” means an Employee, Director or Consultant.

(fff) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ggg) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

(hhh) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(iii) “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(jjj) “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a share of Common Stock.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is (A) 12,735,948 Shares plus (B) any Shares returned on or after February 28, 2010 to the 1997 Stock Option/Stock Issuance Plan as a result of termination of options or repurchase of Shares issued under such plan up to a maximum of 644,066 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards.  Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c) Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. If the exercise price of an Option is paid by tender to the Company, or by attestation to the ownership of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d) Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable);

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Prohibition Against Repricing.  Subject to adjustments made pursuant to Section 13, in no event shall the Administrator have the right to amend the terms of any Award to reduce the exercise price of such outstanding Award or cancel an outstanding Award in exchange for cash or other Awards with an exercise price that is less than the exercise price of the original Award without stockholder approval.

(d) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.Eligibility.  Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The following limitations will apply to grants of Options:

(1) No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 1,500,000 Shares.

(2) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,500,000 Shares, which will not count against the limit set forth in Section 6(a)(ii)(1) above.

(3) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

(4) If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (1) and (2) above.

(b) Term of Option.  The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

c) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 1,000,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 1,000,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability.   Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the

Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8. Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider; provided, however, no Service Provider will be granted, in any Fiscal Year, SARs covering more than 1,500,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service a Service Provider may be granted SARs covering up to an additional 1,500,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13. In addition, if a SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 13), the cancelled SAR will be counted against the numerical share limits set forth above.

(c) Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that the per Share exercise price of a SAR will be no less than 100% of the Fair Market Value per Share on the date of grant. However, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d) Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs.  An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs.  Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g) SAR Agreement.  Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h) Maximum Term/Expiration of SARs.  An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to SARs.

(i) Payment of SAR Amount.  Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $4,000,000, and (ii) no Participant will receive more than 1,000,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 1,000,000 Performance Shares.

(b) Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals” ) including: (i) Cash Position, (ii) Clinical

Progression, (iii) Collaboration Arrangement, (iv) Collaboration Progression, (v) Earnings Per Share, (vi) Financing Event, (vii) Net Income, (viii) Operating Cash Flow, (ix) Operating Expenses, (x) Operating Income, (xi) Product Approval, (xii) Product Revenues, (xiii) Profit After Tax, (xiv) Projects in Development, (xv) Regulatory Filings, (xvi) Return on Assets, (xvii) Return on Equity, (xviii) Revenue Growth, and (xix) Total Stockholder Return. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. With respect to any Award, Performance Goals may be used alone or in combination. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

11. Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six months and a day following the 1st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that the Administrator may only make an Award transferable to one or more of the following: (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents, siblings or any “Family Member” (as defined pursuant to Rule 701 of the Securities Act of 1933, as amended) of the Participant; (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i); (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders; or (iv) charitable donations.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Sections 3, 6, 7, 8, and 9 of the Plan.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.  In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant not at the request of the successor, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject to the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Tax Withholding

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan.  Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21. Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Annual Stockholders Meeting date.

CYTOKINETICS, INCORPORATED

INTERNET
http://www.proxyvoting.com/cytk
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 AND 3.	Please mark your votes as indicated in this example	X

	FOR	WITHHOLD	*EXCEPTIONS
1. ELECTION OF DIRECTORS	ALL	FOR ALL				FOR	AGAINST	ABSTAIN
Nominees:

01 Stephen Dow 02 John T. Henderson 03 Michael Schmertzler	☐	☐	☐	2.	Ratification of selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cytokinetics, Incorporated for the fiscal year ending December 31, 2010.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions				3.	Approval of Amendment to the 2004 Equity Incentive Plan, as amended, to increase the number of authorized shares reserved for issuance thereunder by 2,300,000 shares.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Cytokinetics, Incorporated account online.
Access your Cytokinetics, Incorporated account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Cytokinetics, Incorporated, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time
Investor ServiceDirect®

Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 20, 2010. The Proxy Statement, Notice of Annual Meeting, Form of Proxy Card and 2009 Annual Report to Stockholders are available at: www.cytokinetics.com/proxy
▼ FOLD AND DETACH HERE ▼
PROXY
CYTOKINETICS, INCORPORATED

Annual Meeting of Stockholders — May 20, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby appoints Sharon A. Barbari and Marjorie C. Wagman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cytokinetics, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 20, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

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